UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
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[X]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-12

CIT Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CIT GROUP INC.
505 Fifth Avenue
New York, NY 10017

March 25, 2008

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders on Tuesday, May 6, 2008, at 11:00 a.m., Eastern Daylight Saving Time, at our corporate offices at 1 CIT Drive, Livingston, New Jersey 07039. Internet and telephone voting are available until 11:59 p.m. Eastern Daylight Saving Time the day prior to the meeting.

        The notice of meeting and proxy statement following this letter describe the business to be transacted. You are asked to elect your Board of Directors for the upcoming year, ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, and approve an increase in the number of shares available under our Long-Term Incentive Plan.

        In addition to the formal items of business to be brought before the meeting, I will report on our business and respond to stockholder questions.

        Whether or not you are personally able to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope as soon as possible, or follow the instructions to vote online or by telephone. Your vote is very important. Submitting your vote by proxy will not limit your right to attend the meeting and vote in person.

        Thank you for your continued support of CIT. To be connected to CIT’s website, go to www.cit.com.We look forward to seeing you on May 6th.

Sincerely yours, Jeffrey M. Peek Chairman and Chief Executive Officer

CIT GROUP INC.
505 Fifth Avenue
New York, NY 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2008

TO OUR STOCKHOLDERS:

        The Annual Meeting of Stockholders of CIT Group Inc. will be held at the corporate offices of CIT, 1 CIT Drive, Livingston, New Jersey 07039, on Tuesday, May 6, 2008 at 11:00 a.m., Eastern Daylight Saving Time, for the following purposes:

1. to elect 11 directors to serve for one year or until the next annual meeting of stockholders;

2. to ratify the appointment of PricewaterhouseCoopers LLP as CIT’s independent auditors for 2008; and

3. to approve amending the Long-Term Incentive Plan, including an increase in the number of shares available thereunder.

        CIT’s Board of Directors has fixed the close of business on March 10, 2008 as the record date for determining holders of CIT common stock entitled to notice of and to vote at the meeting. Internet and telephone voting are available until 11:59 p.m. Eastern Daylight Saving Time the day prior to the meeting.

        You are cordially invited to attend the meeting. Whether or not you are personally able to attend the meeting, please vote your proxy as soon as possible. Voting instructions to vote online, by telephone or by mail are in the Notice of Annual Meeting mailed to you on March 25, 2008 or in the Question and Answer section of the proxy materials that follow this letter. In each case, you will need your personal Control Number, which is in the Notice of Annual Meeting mailed to you on March 25th. There is no charge to you for requesting printed materials. Stockholders who request printed materials for 2008 will continue to receive printed materials in future years until such time as they may opt-out of paper delivery. However, to facilitate timely delivery of the proxy materials for the 2008 Annual Meeting, please make your request on or before April 22, 2008.

        Thank you for your continued support of CIT. To be connected to CIT’s website, go to www.cit.com. We look forward to seeing you on May 6th.

By Order of the Board of Directors, Robert J. Ingato Executive Vice President, General Counsel and Secretary

New York, New York
March 25, 2008

YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY.

CIT GROUP INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

As permitted by rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to this Proxy Statement and our 2007 Annual Report to you electronically via the Internet at www.proxyvote.com. If you are a holder of record, we are also mailing this Proxy Statement and our 2007 Annual Report to you.

If you received a Notice of Annual Meeting (“Notice”) by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you how to access and review all of the important information contained in the Proxy Statement and 2007 Annual Report. The Notice also instructs you how to submit your vote over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice or as set forth below under “Vote by Mail.”

Who is soliciting my vote?

The Board of Directors of CIT Group Inc. is soliciting your vote for our 2008 Annual Meeting of Stockholders.

What will I vote on?

You are being asked to vote on:

•	The election of 11 directors for a one year term;
•	The ratification of the selection of our independent auditors for 2008; and
•	An increase in the number of shares available under our Long-Term Incentive Plan.

What is the record date for the Annual Meeting?

The record date is the close of business on March 10, 2008. The record date is used to determine those stockholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof.

How many votes can be cast by all stockholders?

A total of 191,229,570 votes may be cast on each matter presented, consisting of one vote for each share of CIT common stock, par value $0.01 per share, which was outstanding on the record date. CIT’s common stock is listed on the New York Stock Exchange (“NYSE”), and CIT is subject to the NYSE’s rules and regulations. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

A quorum of a majority of the votes that may be cast, or 95,614,785 votes, must be present in person or represented by proxy to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us know as soon as possible that enough votes will be present to hold the meeting. In determining whether a quorum exists, we will include in the count (i) shares represented by proxies that reflect abstentions and (ii) shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and that are not voted by that broker or nominee).

How do I vote?

You may vote at the Annual Meeting in person or by proxy.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), we have furnished to you the proxy materials, including the enclosed proxy card. You may vote by mail, by telephone, on the Internet, or by attending the meeting and voting in person, as described below.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

Vote by Mail

        To vote by mail, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided. If you received a Notice, you can vote by mail by requesting paper copies of the proxy and materials by calling 1-800-579-1693, or going to www.proxyvote.com or by sending an email to sendmaterial@proxyvote.com and requesting a proxy card. If you request a proxy card by e-mail, please send a blank e-mail with your 12-digit Control Number in the subject line. Your Control Number is in the Notice of Annual Meeting mailed to you on March 25, 2008. Upon receipt of your request, the proxy card and hard copies of the annual report and other proxy materials will be mailed to you. Upon receipt, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope. If you request hard copies, in future years, you will continue to receive hard copies of the proxy card and other materials automatically until such time as you may opt-out of receiving hard copies. If you wish to vote by mail, please make your request for paper copies of the proxy and materials on or before April 22, 2008.

Vote by Telephone

You can vote by calling 1-800-690-6903. You will need your 12-digit Control Number, which is in the Notice of Annual Meeting mailed to you on March 25, 2008.

Vote on the Internet

You can also choose to vote on the Internet by going to www.proxyvote.com. You will need your 12-digit Control Number, which is in the Notice of Annual Meeting mailed to you on March 25, 2008.

Vote at the Annual Meeting

If you want to vote in person at the Annual Meeting and you are a holder of record, you must register with the Inspector of Election at the Annual Meeting and produce valid identification. If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring this proxy to the Annual Meeting, present it to the Inspector of Election, and produce valid identification.

How many votes will be required to elect a director or to adopt the proposals?

•	To elect directors to the Board, a majority of the votes cast at the Annual Meeting is required. A nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.
•	To ratify the selection of our independent auditors, a majority of the shares represented at the Annual Meeting and entitled to vote is required.
•	To approve an increase in the number of shares available under our Long-Term Incentive Plan, a majority of the shares represented at the Annual Meeting and entitled to vote is required.

Can a director be elected without receiving votes from a majority of the shares outstanding?

If a stockholder has provided notice of an intention to nominate one or more candidates to compete with the Board’s nominees, in accordance with the requirements of our Bylaws, and such stockholder has not withdrawn such nomination by the tenth day before we mail our Notice of Annual Meeting, then a director can be elected by a plurality of the votes cast, meaning that the eleven nominees who receive the most votes “for” will be elected, even if it is less than a majority of the total shares outstanding, and stockholders will not be permitted to vote “against” a nominee. However, under our Bylaws and Corporate Governance Guidelines, if the election for directors is uncontested, meaning that the only nominees are those recommended by the Board, then each nominee for director must receive more votes “for” than “against” his or her election or re-election. Any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board of Directors whether to accept such resignation. The Board will act on the recommendation of the Nominating and Governance Committee no later than 90 days following the date of the Annual Meeting. See “CIT’s Corporate Governance — Majority Voting for Directors.” No stockholder has nominated any candidates for our Board, and therefore, the election is uncontested.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before it is exercised. To do so, you should:

•	Send in a new proxy card with a later date;

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•	Send a written revocation to the Corporate Secretary;
•	Cast a new vote by telephone or Internet; or
•	Attend the Annual Meeting and vote in person.

Written revocations of a prior vote must be sent by mail to the Secretary of CIT at our address shown above, or by delivering a duly executed proxy bearing a later date. If you attend the Annual Meeting and vote in person, your vote will revoke any previously submitted proxy. If you hold your shares in street name, you must contact your broker if you wish to change your vote.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “for” each of the eleven nominees named in “Proposal 1, Election of Directors” and “for” the other two proposals.

What if I vote to abstain?

In the election of directors, you can vote for or against the eleven directors named on the proxy card, or you may abstain from voting for one or more of the directors. Abstentions will not affect the vote on the election of directors.

In connection with the proposals to ratify the selection of our independent auditors and to increase the number of shares available under our Long-Term Incentive Plan, you may vote for or against each proposal, or you may abstain from voting on one or both proposals. Abstentions on the proposals to ratify the selection of our independent auditors and to increase the number of shares available under our Long-Term Incentive Plan will have the same effect as a vote against the proposals.

What happens if I do not vote?

If you are a holder of record and you do not vote shares held in your name, those shares will not be voted.

If you hold your shares in street name with a broker who is a member of the NYSE and do not instruct your broker as to how to vote your shares, your broker can vote your shares on the election of directors, and the ratification of the selection of our independent auditor in your broker’s discretion. However, your broker cannot vote on the increase in the number of shares available under our Long-Term Incentive Plan.

If your broker votes your shares on some, but not all, of the proposals, the votes will be “broker non-votes” for any proposal on which they are not voted. Broker non-votes will have no effect on the election of directors, the ratification of the selection of the independent auditor, or on the proposal to increase the number of shares available under our Long-Term Incentive Plan. Brokers who are members of the National Association of Securities Dealers, Inc. may vote shares held by them in nominee name if they are permitted to do so under the rules of any national securities exchange to which they belong. A member broker of the NYSE may not, under NYSE rules, vote on matters that are not routine if the beneficial owner has not provided the broker with voting instructions.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of stockholder proxies. Individual stockholder votes are kept confidential, unless disclosure is: (i) necessary to meet legal requirements or to assert or defend claims for or against CIT or (ii) made during a contested proxy solicitation, tender offer, or other change of control situations.

What if there is voting on other matters?

Our By-Laws provide that business may be transacted at the Annual Meeting only if it is (a) stated in the Notice of Annual Meeting (b) proposed at the direction of our Board or (c) proposed by any CIT stockholder who is entitled to vote at the Annual Meeting and who has complied with the notice procedures in our By-Laws. The deadline for any stockholder to notify us of any proposals was February 8, 2008, and we did not receive any notifications.

What was the deadline for stockholders to notify us of proposals for the 2008 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2008 Annual Meeting for inclusion in the Proxy Statement was December 4, 2007. The deadline for submitting stockholder proposals for the 2008 Annual Meeting for inclusion on the agenda was February 8, 2008.

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What is the deadline for stockholders to notify us of proposals for the 2009 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2009 Annual Meeting for inclusion in the Proxy Statement is November 26, 2008. The deadline for submitting stockholder proposals for the 2009 Annual Meeting for inclusion on the agenda is February 5, 2009.

Will a representative of the Company’s independent registered public accounting firm be present at the Annual Meeting?

Yes, a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and can answer questions that you may have. The representative will also have the opportunity to make a statement, if PricewaterhouseCoopers LLP desires to do so. The Board of Directors has approved the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2008, subject to ratification by stockholders.

Will the directors attend the Annual Meeting?

Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. In addition, a Board meeting is scheduled immediately following the Annual Meeting. At the 2007 Annual Meeting of Stockholders, all 10 nominees for director who were on the Board at that time were present.

How can I attend the Annual Meeting?

Only stockholders as of the record date, March 10, 2008 (or their proxy holders), may attend the Annual Meeting. If you plan to attend the Annual Meeting or appoint someone to attend as your proxy, please check the box on your proxy card. If you are voting by telephone or Internet, follow the instructions provided to indicate that you or your proxy holder plan to attend. You or your proxy holder will then need to show photo identification at the stockholders’ admittance desk to gain admittance to the Annual Meeting.

If you do not inform us in advance that you plan to attend the Annual Meeting, you will need to bring with you:

•	Photo identification, and
•	If you hold your shares in street name, proof of ownership of your shares as of the record date, such as a letter or account statement from your broker or bank.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do any stockholders beneficially own more than 5% of our common stock?

Yes. According to public filings, as of December 31, 2007, there were two holders that beneficially owned more than 5% of our common stock: Wellington Management Company, LLP and Barclays Global Investors, NA.

How can I review the list of stockholders eligible to vote?

A list of stockholders as of the record date will be available at our offices at 505 Fifth Avenue, New York, New York 10017 from April 26, 2008 to the date of the Annual Meeting for inspection and review by any stockholder during regular business hours. We will also make the list available at the Annual Meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

CIT pays the cost of preparing proxy materials and of soliciting your vote. We have retained D.F. King & Co., Inc. to assist us in this proxy solicitation, and we anticipate that their fees will be approximately $12,000. In addition, proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person. We also may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions.

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PROPOSAL 1

ELECTION OF DIRECTORS

        Our full Board of Directors met 15 times during 2007. The Audit Committee met 10 times, the Compensation Committee met 9 times, and the Nominating and Governance Committee met 4 times during 2007. All of the nominees listed below attended at least 75% of the aggregate of the meetings of the Board and of any committee on which he or she served (or, for those directors who first joined the Board in 2007, held during the periods that he or she served). In addition, in accordance with our Corporate Governance Guidelines, all 10 of the nominees for director who were on the Board at that time attended our 2007 Annual Meeting.

        The directors elected at the Annual Meeting will each serve for a term of one year, or until the next annual meeting of stockholders. Should any nominee become unavailable for election, the Board may designate another nominee, in which case the persons acting under duly executed proxies will vote for the election of the replacement nominee. Management is not aware of any circumstances likely to render any nominee unavailable. Election of directors will be by a majority of the votes cast, except as described below under “CIT’s Corporate Governance – Majority Voting for Directors”.

        The following individuals are the eleven nominees for election as directors at the Annual Meeting. The information below includes each nominee’s age as of February 15, 2008 and business experience during the past five years, and was provided to CIT by the nominees. CIT knows of no family relationship among the nominees. Certain directors may also be directors or trustees of privately held businesses or not-for-profit entities that are not referred to below.

Nominees

Name	Age	Principal Occupation
Jeffrey M. Peek	60	Chairman of the Board and Chief Executive Officer of CIT
Gary C. Butler	61	President and Chief Executive Officer of Automatic Data Processing, Inc.
William M. Freeman	55	President and Chief Executive Officer of Arbinet-thexchange, Inc.
Susan M. Lyne	57	President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc.
James S. McDonald	55	President and Chief Executive Officer of Rockefeller & Co.
Marianne Miller Parrs	63	Retired Executive Vice President & Chief Financial Officer of International Paper Company
Timothy M. Ring	50	Chairman of the Board and Chief Executive Officer of C.R. Bard, Inc.
John R. Ryan	62	President and Chief Executive Officer of the Center for Creative Leadership
Seymour Sternberg	64	Chairman of the Board and Chief Executive Officer of New York Life Insurance Company
Peter J. Tobin	63	Retired Special Assistant to the President of St. John’s University
Lois M. Van Deusen	68	Managing Member of LVD Consulting, LLC and Of Counsel to McCarter & English, LLP

        Jeffrey M. Peek has served as our Chief Executive Officer since July 2004 and as Chairman of the Board of Directors of CIT since January 1, 2005. Mr. Peek joined CIT as President and Chief Operating Officer and as a director in September 2003. Previously, Mr. Peek was Vice Chairman of Credit Suisse First Boston LLC and was responsible for the firm’s Financial Services Division, including Credit Suisse Asset Management, Pershing and Private Client Services. He was on the Group Executive Board of Credit Suisse Group as well as a member of CSFB’s Executive Board and Operating Committee. Prior to joining CSFB in 2002, Mr. Peek was with Merrill Lynch since 1983, where he rose to the level of Executive Vice President of Merrill Lynch & Co., Inc. and was President of Merrill Lynch Investment Managers. He also served on the Executive Management Committee of Merrill Lynch & Co.

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Mr. Peek is Chairman of the Advisory Board, Bendheim Financial Center, Princeton University; Advisor to the Executive Board of Diamond Castle Holdings; Trustee to the Metropolitan Museum of Art; Treasurer of the New York City Ballet; and a member of the Investment Committee for St. Matthews Church, Bedford, NY.

        Gary C. Butler has served as a director of CIT since February 2004. Mr. Butler has served as President and Chief Executive Officer of Automatic Data Processing, Inc. (“ADP”) since August 31, 2006 and as President and Chief Operating Officer since 1998. Previously, Mr. Butler served as Group President, Employer Services at ADP since 1995, as President of ADP’s Dealer Services Division since 1989, and in a number of other executive and management positions at ADP since 1975. Mr. Butler is a director of ADP and Liberty Mutual Insurance Group, and a Trustee of the Gary C. Butler Charitable Family Foundation. He is also a member of the Board of the American Heart Association of Northern New Jersey and is active with the American Heart Association in Essex County, New Jersey.

        William M. Freeman has served as a director of CIT since July 2003. Mr. Freeman has served as President and Chief Executive Officer and Director of Arbinet-thexchange, Inc. since November 19, 2007. Previously, Mr. Freeman was elected to the Board of Motient Corp., now Terrestar Corp., on February 5, 2007, and Chairman of Motient/Terrestar on March 15, 2007. Mr. Freeman also served as Chief Executive Officer and Director of Leap Wireless International, Inc. from May 2004 to February 2005 and as President of the Public Communications Group of Verizon Communications Inc. from 2000 to February 2004. Mr. Freeman served as President and Chief Executive Officer of Bell Atlantic-New Jersey from 1998 to 2000, President and Chief Executive Officer of Bell Atlantic-Washington, D.C. from 1994 to 1998, and in a number of other executive and management positions at Verizon since 1974. Mr. Freeman is a founder and co-owner of Synthesis Security LLC. Mr. Freeman serves on the Board of Trustees of Drew University. Mr. Freeman is also a director of Value Added Holdings, Inc., a privately held communications company.

        Susan M. Lyne has served as a director of CIT since October 2006. Ms. Lyne has served as President, Chief Executive Officer and director of Martha Stewart Living Omnimedia, Inc. since November 2004. Prior to joining Martha Stewart Living, Ms. Lyne served in various positions at Walt Disney Company, including President, ABC Entertainment from 2002 to 2004, Executive Vice President, Movies & Miniseries, ABC Entertainment from 1998 to 2002, and Executive Vice President, Acquisition, Development & New Business, Walt Disney Motion Picture Group, 1996 to 1998. Prior to Walt Disney Company, she worked for News Corporation Ltd. for approximately nine years as Founder, Editor in Chief & Publication Director, Premier Magazine. Ms. Lyne is a Trustee for The Posse Foundation and The Public Theatre.

        James S. McDonald has served as a director of CIT since October 2007. Mr. McDonald has served as the President, Chief Executive Officer and director of Rockefeller & Co., Inc. and as a director of Rockefeller Financial Services, Inc. since 2001. Previously, Mr. McDonald served as President and Chief Executive Officer of Pell Rudman & Co., Inc. from 1986 to 2000, and Partner in the Boston law firm of Choate, Hall & Stewart, Attorneys, which he joined in 1977. Mr. McDonald is also a director and Chair of the Audit Committee of the NYSE Euronext since 2004; Chairman of the Board and member of the Investment Committee of The Japan Society of New York since 2005; a director, Chair of the Audit Committee and member of the Investment Committee of Nightingale Bamford; a member of the Harvard University Committee on Asia; Trustee Emeritus of the Fressenden School in Newton, MA; and a member of the Council on Foreign Relations.

        Marianne Miller Parrs has served as a director of CIT since January 2003. Ms. Parrs retired at the end of 2007 from the International Paper Company where she had served as Executive Vice President and Chief Financial Officer since November 2005 and as interim Chief Financial Officer since May 2005. Ms. Parrs also has served as Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain – Delivery, a major supply chain project, and Investor Relations since 1999. From 1995 to 1999, Ms. Parrs served as Senior Vice President and Chief Financial Officer of International Paper. Previously, she served in a number of other executive and management positions at International Paper since 1974, and was a security analyst at a number of firms prior to joining International Paper Company. Ms. Parrs serves on the Board of Rise Foundation in Memphis, Tennessee and the Board of the Leadership Academy, Memphis.

        Timothy M. Ring has served as a director of CIT since January 2005. Mr. Ring has served as Chairman and Chief Executive Officer of C.R. Bard, Inc. since

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August 2003. Previously, he served as Group President from April 1997 to August 2003, as Group Vice President from December 1993 to April 1997, and Corporate Vice President – Human Resources from June 1992 to December 1993. Prior to joining C.R. Bard in 1992, Mr. Ring served in a number of executive and management positions at Abbott Laboratories. Mr. Ring is a Trustee of the UMDNJ Foundation and the Healthcare Institute of New Jersey (HINJ), a director of C.R. Bard, Inc., AdvaMed (Advanced Medical Technology Association) and InHealth, as well as a Vice Chairman on the Kennedy Center Corporate Fund Board.

        Vice Admiral John R. Ryan has served as a director of CIT since July 2003. Mr. Ryan is President and Chief Executive Officer of the Center for Creative Leadership in Greensboro, North Carolina since June 2007. Previously, Mr. Ryan served as Chancellor of the State University of New York since June 2005. Mr. Ryan also served as President of the State University of New York Maritime College from June 2002 until June 2005 while also serving as the Interim President of the State University of New York at Albany from February 2004 until February 2005. From 1998 to 2002, Mr. Ryan was Superintendent of the U.S. Naval Academy, Annapolis, Maryland. Mr. Ryan served in the U.S. Navy from 1967 to July 2002, including as Commander of the Fleet Air Mediterranean in Naples, Italy from 1995 to 1998, Commander of the Patrol Wings for the U.S. Pacific Fleet in Pearl Harbor from 1993 to 1995, and Director of Logistics for the U.S. Pacific Command in Aiea, Hawaii from 1991 to 1993. Mr. Ryan is also a director of Cablevision Systems Corp., the Center for Creative Leadership and the U.S. Naval Academy Foundation.

        Seymour Sternberg has served as a director of CIT since December 2005. Mr. Sternberg has served as Chairman of the Board and Chief Executive Officer of New York Life Insurance Company since April 1997. Mr. Sternberg joined New York Life as a Senior Vice President in 1989, and held positions of increasing responsibility, including Executive Vice President, Vice Chairman, and President and Chief Operating Officer. Mr. Sternberg serves on the Board of Express Scripts, Inc., a pharmacy benefits manager. He is a member of the Council on Foreign Relations and the Business Roundtable, serving on its Task Forces on International Trade and Investment, Security and Fiscal Policy, and is a member of the boards of the U.S. Chamber of Commerce, New York-Presbyterian Hospital, Northeastern University, the Hackley School, Big Brothers/Big Sisters, New York City Partnership, the New York City Leadership Academy, CUNY Business Leadership Council, the Kennedy Center Corporate Fund and the Lincoln Center Consolidated Corporate Fund, Leadership Committee.

        Peter J. Tobin has served as a director of CIT since July 1, 2002, and previously from May 1984 to June 1, 2001. Mr. Tobin retired from St. John’s University in May 2005, after serving as Special Assistant in Corporate Relations and Development to the President of St. John’s University since September 2003, and previously as Dean of the Peter J. Tobin College of Business at St. John’s University since August 1998. From March 1996 to December 1997, Mr. Tobin was Chief Financial Officer of The Chase Manhattan Corporation. From January 1992 to March 1996, Mr. Tobin served as Chief Financial Officer of Chemical Banking Corporation, a predecessor of The Chase Manhattan Corporation, and prior to that he served in a number of executive positions at Manufacturers Hanover Corporation, a predecessor of Chemical Banking Corporation. He is also a director of AXA Financial, Alliance Berstein Corporation, a subsidiary of AXA Financial that manages mutual funds, H.W. Wilson, a publishing company, and an officer and director of Rock Valley Tool.

        Lois M. Van Deusen has served as a director of CIT since January 2003. Ms. Van Deusen is the Managing Member and 100% owner of LVD Consulting, LLC, which was formed in January 2008, and Of Counsel and the former Managing Partner of McCarter & English, LLP, a regional law firm based in Newark, New Jersey. Ms. Van Deusen joined McCarter & English in 1978, was named a partner in 1986 and retired from the partnership in 2007. Ms. Van Deusen is Secretary of John A. Van Deusen & Associates, Inc. Additionally, Ms. Van Deusen sits on the Boards of Habitat for Humanity Newark, Inc., Legal Services of New Jersey, Inc., New Jersey Institute for Social Justice, Inc., and Newark Community Foundation, Inc.

        The Board of Directors recommends a vote “For” each of the nominees for director.

Recruitment of New Director

        We recruited one new director in 2007. James S. McDonald was referred to the Nominating and Governance Committee by Mr. Peek, our CEO, after which the Nominating and Governance Committee led CIT’s recruitment effort of Mr. McDonald in accordance with its duties, which are described in “Nominating and Governance Committee” under “Board Committees”, below.

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CIT’S CORPORATE GOVERNANCE

Independence of Directors

        Our Corporate Governance Guidelines require that a substantial majority of the Board be composed of directors who meet the independence criteria established by the NYSE. For a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with CIT (either directly or as a partner, stockholder, or officer of an organization that has a relationship with CIT). In making its determination, the Board considers all relevant facts and circumstances, both with respect to the director and with respect to any persons or organizations with which the director has an affiliation. The Board considers the following criteria, among others, in determining whether a director qualifies as independent:

•	The director cannot have been an employee, or have an immediate family member who was an executive officer, of CIT during the preceding three years;
•	The director cannot receive, or have an immediate family member who has received, more than $100,000 per year in direct compensation from CIT, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service) during the preceding three years;
•	The director cannot be affiliated with or employed by, or have an immediate family member who was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of CIT during the preceding three years;
•	The director cannot be employed, or have an immediate family member who was employed, as an executive officer of another company if any of CIT’s executives has served on that company’s compensation committee during the preceding three years; and
•	The director cannot be an executive officer or an employee, or have an immediate family member who was an executive officer, of a company that made payments to or received payments from CIT for property or services in an amount per year in excess of the greater of $1 million or 2% of such company’s consolidated gross revenues during the preceding three years.

        Pursuant to CIT’s written Related Person Transactions Policy and the Charter of CIT’s Nominating and Governance Committee, the Nominating and Governance Committee (or its Chair) reviews and approves all transactions between CIT and any “related person” that are required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission (the “Commission”). As required by our Related Person Transactions Policy, we survey directors and executive officers on an annual basis, and require new directors to complete a questionnaire before they are elected, to determine whether they have entered into any related person transactions. In addition, directors and executive officers are required to advise us prior to entering into new transactions between the annual surveys. For purposes of determining the impact of payments to or from CIT for property or services on director independence, we do not include payments made in the ordinary course of business, such as for utilities, or payments for property or services awarded as a result of a competitive bid. In addition to the above criteria, the Nominating and Governance Committee reviews all of CIT’s charitable contributions in any calendar year that exceed the lesser of $25,000 or 2% of the charity’s annual consolidated gross revenues to an organization with which a director is affiliated to consider the contribution’s potential impact on the applicable director’s independence.

        Except for Mr. Peek, our CEO, the Board has determined that all of the directors are independent under the criteria established by the New York Stock Exchange and under CIT’s Corporate Governance Guidelines. In making this determination, the Board considered that ADP, whose President and Chief Executive Officer is Mr. Butler, and New York Life Insurance Company, whose Chairman and Chief Executive Officer is Mr. Sternberg, each provide services to CIT. The Board determined that Messrs. Butler and Sternberg are each independent, notwithstanding the services provided to CIT by their respective principal employers, because the services are arms-length transactions provided in the ordinary course of business, the fees payable are less than 2% of the consolidated gross revenues for each of the last three years for each of CIT and the respective service providers, and, in the case of the New York Life Insurance Company services, the contract was awarded pursuant to a competitive bid process.

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        The independent directors meet in executive session during each regularly scheduled meeting of the Board. The Board elected Mr. Tobin as Lead Director, and, in such capacity, he presides at executive sessions of the independent directors, reviews and provides input with respect to the agenda for Board meetings and coordinates communications between the Board and the CEO. A current copy of the Corporate Governance Guidelines is available on our website at http://www.cit.com/main/about-cit/corporate-governance/board-committees.htm, or a hard copy is available by written request to our General Counsel and Secretary, 1 CIT Drive, Livingston, New Jersey 07039. The Corporate Governance Guidelines were adopted by the Board on January 21, 2004 and last amended on January 15, 2008.

Majority Voting for Directors

        Under our By-Laws and Corporate Governance Guidelines, a nominee for director is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. However, directors are elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of CIT receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees set forth in our By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before CIT first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, as permitted under Delaware Law and our By-Laws, stockholders shall not be permitted to vote against a nominee. Votes cast shall not include abstentions with respect to the election of directors. Under our Corporate Governance Guidelines, any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will promptly consider the resignation submitted by such director and will recommend to the full Board whether to accept such resignation. The Nominating and Governance Committee will consider all factors that it deems relevant in making its recommendation, including the stated reasons why stockholders voted “against” the director, the length of service and qualifications of the director, the director’s contributions to CIT, and CIT’s Corporate Governance Guidelines.

        The Board will act on the recommendation of the Nominating and Governance Committee no later than 90 days following the date of the stockholders’ meeting at which the election occurred. The Board will consider the factors considered by the Nominating and Governance Committee and such other information and factors as the Board deems relevant. We will promptly disclose the Board’s decision whether to accept the resignation as tendered, and provide a full explanation of the process by which the decision was reached and, if applicable, the reasons the Board rejected the tendered resignation, in a Form 8-K filed with the Commission.

        To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Board Committees

        During 2007, our Board maintained an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Compensation Committee and the Nominating and Governance Committee are each comprised of three directors, and the Audit Committee is comprised of four directors. Each director serving on any of the Committees is independent as defined by the NYSE and applicable law. Current copies of the written charter of each committee are available on our website at http://www.cit.com/main/about-cit/corporate-governance/board-committees.htm.

Audit Committee

        The Audit Committee conducts its duties consistent with a written charter. Its duties include:

•	Monitoring the integrity of our financial accounting and reporting process and systems of internal controls, including reviewing our annual report on Form 10-K and quarterly reports on Form 10-Q prior to filing with the SEC;
•	Reviewing our corporate compliance policies and monitoring compliance with our Code of Business Conduct and other compliance policies, including reviewing any significant case of employee conflict of interest or misconduct;

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•	Reviewing the budget, plan and activities of the Internal Audit Department and the appointment, performance and replacement of the Director of Internal Audit;
•	Monitoring the independence of the independent auditors, including approving in advance all audit and non-audit engagements;
•	Retaining and determining the compensation of the independent auditors; and
•	Reporting to our Board as appropriate.

        Peter J. Tobin (Chairman), Marianne Miller Parrs, Seymour Sternberg, and James S. McDonald serve as members of the Audit Committee. The charter for our Audit Committee intends to comply with NYSE requirements and applicable law. The Board adopted the charter on October 22, 2003 and last amended it on July 17, 2006. The Board has determined that Mr. Tobin and Ms. Parrs each meets the standard of “Audit Committee Financial Expert”, as defined by the rules of the Securities and Exchange Commission, and that each member of the Audit Committee is independent from management and financially literate, as defined by the NYSE listing standards.

Compensation Committee

        The Compensation Committee evaluates, oversees and approves the compensation and benefits policies for our executive officers. It conducts its duties consistent with a written charter, assists our Board in fulfilling its responsibilities for overseeing the compensation of our executive officers and is responsible for the following:

•	Approving corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of such goals and objectives;
•	Recommending to the Board the compensation and benefits for the CEO;
•	Setting compensation for our executive officers other than the CEO, after consideration of the CEO’s recommendations;
•	Maintaining compensation practices that are consistent with applicable market standards and compliant with applicable regulatory requirements;
•	Recommending to the Board the approval, amendment and termination of any of our plans that permit awards of our common stock;
•	Approving significant amendments to the retirement plans, severance plans, deferred compensation plans or any other compensation or benefit plans in which our executive officers participate;
•	Overseeing our policies on structuring compensation programs for executive officers to preserve tax deductibility and to establish and certify, as and when required, the attainment of performance goals pursuant to the U.S. tax code;
•	Discussing and reviewing with management the disclosure regarding compensation and benefit matters and the Compensation Discussion and Analysis (“CD&A”) in the annual proxy statement, and recommending to the full Board whether the CD&A should be included in the annual proxy statement; and
•	Producing the Compensation Committee Report for inclusion in our annual proxy statement or in our Annual Report filed on Form 10-K, in accordance with applicable regulations.

        As discussed below, director compensation is recommended by the Nominating and Governance Committee and approved by the Board.

        Our CEO recommends to the Compensation Committee the compensation for all of our other executive officers. The Compensation Committee reviews and considers the CEO’s recommendations in its approval of our executive officers’ annual salary, annual cash incentive awards and equity awards. The Compensation Committee has delegated to the CEO, within limits approved annually by the Compensation Committee, the responsibility of allocating non-equity and equity incentive awards to plan participants other than our executive officers.

        A written charter governs the compensation decisions and operations of the Compensation Committee. The Board approved and adopted the charter on January 21, 2004 and last amended it on April 16, 2007. The Compensation Committee periodically reviews its charter and conducts self-assessments to determine if it functions effectively.

        The Compensation Committee has engaged the independent, external consulting firm Towers Perrin to advise the Compensation Committee on all matters relating to the compensation of our executive officers. The Compensation Committee directly retained Towers Perrin.

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        Towers Perrin provides various advisory services to the Compensation Committee in the course of fulfilling the Compensation Committee’s responsibilities under its charter, which include determination of executive and director compensation. No specific instructions or directions were provided to Towers Perrin regarding the performance of their duties. The Compensation Committee has authorized Towers Perrin to interact with CIT’s management to obtain or confirm information, as needed, on behalf of the Compensation Committee.

        The Compensation Committee allows Towers Perrin to provide additional services for the Company, subject to the Compensation Committee’s prior approval pursuant to its charter. No such additional services were provided in 2007.

        William M. Freeman (Chairman), Susan M. Lyne, and Timothy M. Ring serve as members of the Compensation Committee.

Nominating and Governance Committee

        The Nominating and Governance Committee conducts its duties consistent with a written charter, which duties include:

•	Identifying and recommending qualified candidates to fill positions on the Board and its committees;
•	Recommending to the Board the compensation and benefits for directors (other than directors who are also employees of CIT);
•	Overseeing the evaluation of the structure, duties, size, membership and functions of the Board and its Committees, as appropriate;
•	Overseeing the evaluation of the Board and its committees and members, including the self-evaluation of the Nominating and Governance Committee;
•	Overseeing corporate governance, including developing and recommending corporate governance guidelines and policies;
•	Overseeing the succession planning process for CIT’s chief executive officer, executive officers and senior managers holding significant positions within CIT; and
•	Overseeing CIT’s enterprise risk management function and processes, which may include ensuring that the full Board or one of its committees oversees a particular risk.

        John R. Ryan (Chairman), Gary C. Butler, and Lois M. Van Deusen serve as members of the Nominating and Governance Committee. The Board adopted the Nominations and Governance Committee’s charter on January 21, 2004 and last amended it on January 15, 2008.

        The Nominating and Governance Committee will consider and evaluate all director candidates recommended by our stockholders in accordance with the procedures set forth in our Corporate Governance Guidelines. Stockholders may propose qualified nominees for consideration by the Nominating and Governance Committee by submitting the names and supporting information in writing to: Office of the General Counsel, CIT Group Inc., 1 CIT Drive, Livingston, New Jersey 07039. Such supporting information shall include (1) a statement containing the notarized signature of the nominee whereby such nominee consents to being nominated to serve as a director of CIT and to serving as a director if elected by the stockholders; (2) information in support of the nominee’s qualifications to serve on the Board and the nominee’s independence from management; (3) the name or names of the stockholders who are submitting such proposal, the number of shares of CIT common stock held by each such stockholder, and the length of time such shares have been beneficially owned by such stockholders; and (4) any other information that the stockholder believes to be pertinent. To be considered for nomination, any such nominees shall be proposed as described above no later than December 15th of the calendar year preceding the applicable annual stockholders meeting.

        Our Corporate Governance Guidelines set forth the following general criteria for nomination to our Board:

•	Directors should possess senior level management and decision-making experience;
•	Directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;
•	Directors should have the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to CIT and its stockholders;
•	Directors should be highly accomplished in their respective fields, with leadership experience in corporations or other complex organizations, including government, educational, and military institutions;

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•	In addition to satisfying the independence criteria described in our Corporate Governance Guidelines, non-management directors should be able to represent all stockholders of CIT;
•	Directors who are expected to serve on a committee of the Board shall satisfy the NYSE and legal criteria for members of the applicable committee;
•	Directors should have the ability to exercise sound business judgment and to provide advice and guidance to our CEO with candor; and
•	The Board’s assessment of a director candidate’s qualifications includes consideration of diversity, age, skills, and experience in the context of the needs of the Board.

        The foregoing general criteria apply equally to the evaluation of all potential, non-management director nominees, including those individuals recommended by stockholders.

Communicating with Directors

        Any person who has a concern about CIT’s governance, corporate conduct, business ethics or financial practices may communicate that concern to the non-management directors. In addition, CIT’s stockholders may communicate with the Board regarding any topic of current relevance to CIT’s business. The foregoing communications may be submitted in writing to the Lead Director, the Audit Committee, or the non-management directors as a group by writing to them care of CIT’s General Counsel and Secretary, 1 CIT Drive, Livingston, New Jersey 07039, or by email to directors@cit.com. Concerns and stockholder communications may also be directed to the Board by calling the CIT Hotline in the U.S. or Canada at 1-877-530-5287. To place calls from other countries in which CIT has operations, individuals may call 703-259-2284 collect. These concerns can be reported confidentially or anonymously. Concerns and issues communicated to the Board will be addressed through CIT’s regular procedures:

•	Depending on the nature of the concern or issue, your communication may be referred to CIT’s Director of Internal Audit, General Counsel, Head of Human Resources or other appropriate executive for processing, investigation, and follow-up action.
•	Concerns relating to CIT’s accounting, internal accounting controls or auditing matters will be referred to the Audit Committee.
•	All other concerns will be referred to either CIT’s Lead Director or to one or more non-management members of the Board.

        On a periodic basis, the Board, or the appropriate committee of the Board, is provided with a summary and/or copies of the applicable communications described above.

Compensation Committee Interlocks and Insider Participation

        There are no interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure under the rules of the Commission. No member of our Compensation Committee is a current or former officer or employee of CIT.

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EXECUTIVE OFFICERS

        The following table sets forth information as of February 15, 2008 regarding our executive officers, other than Mr. Peek, our CEO, whose information is provided above under “Nominees”. The executive officers were appointed by and hold office at the discretion of the Board. No family relationship exists among CIT’s executive officers or with any director. The executive officers, like all directors and employees, are subject to CIT’s Code of Business Conduct, which is available on our website at http://www.cit.com/main/about-cit/corporate-governance/board-committees.htm. Certain executive officers may also be directors or trustees of privately held or not-for-profit organizations that are not referred to below.

Name	Age	Position
John F. Daly	59	President and Chief Executive Officer, CIT Trade Finance
Robert J. Ingato	47	Executive Vice President, General Counsel and Secretary
Terry Kelleher	47	Co-President, CIT Global Vendor Finance
C. Jeffrey Knittel	49	President, CIT Transportation Finance
Joseph M. Leone	54	Vice Chairman and Chief Financial Officer
Lawrence A. Marsiello	57	Vice Chairman and Chief Lending Officer
Walter J. Owens	47	President, CIT Corporate Finance
Kristine Snow	48	Co-President, CIT Global Vendor Finance
William J. Taylor	56	Executive Vice President, Controller and Principal Accounting Officer

        John F. Daly has served as President and Chief Executive Officer of CIT Trade Finance since 1999. Previously, Mr. Daly was Executive Vice President and Senior Credit Officer of CIT Trade Finance since 1996 and served in various other senior management positions since joining CIT in 1987. Prior to joining CIT, Mr. Daly was employed by Manufacturers Hanover Commercial Corporation since 1973.

        Robert J. Ingato has served as CIT’s Executive Vice President and General Counsel since June 2001, and as Secretary since August 14, 2002. Previously, Mr. Ingato served as Executive Vice President and Deputy General Counsel since November 1999. Mr. Ingato also served as Executive Vice President of Newcourt Credit Group Inc., which was acquired by CIT, since January 1998, as Executive Vice President and General Counsel of AT&T Capital Corporation, a predecessor of Newcourt, since 1996, and in a number of other legal positions with AT&T Capital since 1988.

        Terry Kelleher has served as Co-President of CIT Global Vendor Finance since September 2007. Previously, Mr. Kelleher served as Managing Director of CIT Vendor Finance, Europe, Asia and the South Pacific. Prior to joining CIT, Mr. Kelleher was with GE Capital in a number of senior positions at various international locations since 1990 and Wang International Finance Limited as Group Finance Director since 1986. Mr. Kelleher is a qualified accountant.

        C. Jeffrey Knittel has served as President of CIT Transportation Finance since April 2007 and CIT Aerospace since 1998. Previously, Mr. Knittel served as Executive Vice President of CIT Group/Capital Finance division since 1992, and in several other senior management positions within CIT Group/Capital Finance division since 1986. Mr. Knittel also served in various senior management positions with Manufacturers Hanover Leasing Corporation since 1982 and Cessna Finance since 1980.

        Joseph M. Leone has served as CIT’s Vice Chairman and Chief Financial Officer since September 2003. Previously, Mr. Leone served as Executive Vice President and Chief Financial Officer since July 1995. Mr. Leone served as Executive Vice President of Sales Financing, a business unit of CIT, from June 1991, Senior Vice President and Controller since March 1986, and in a number of other executive and management positions with Manufacturers Hanover Corporation since May 1983. Mr. Leone is a certified public accountant.

        Lawrence A. Marsiello has served as Vice Chairman and Chief Lending Officer of CIT since September 2003. Previously, Mr. Marsiello served as Group Chief Executive Officer of CIT’s Commercial Finance Group since August 1999. Mr. Marsiello served as Chief Executive Officer of the Commercial Services business unit, the factoring unit of CIT, since August 1990, and in a number of other executive and management positions with CIT

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and Manufacturers Hanover Corporation since 1974. Mr. Marsiello retired effective as of February 29, 2008.

        Walter J. Owens has served as President, CIT Corporate Finance since January 2007. Prior to January 2007, Mr. Owens served as Executive Vice President and Chief Sales and Marketing Officer of CIT since March 2005. Prior to joining CIT, Mr. Owens served as Chief Marketing Officer for General Electric Commercial Finance since 2003, and in a number of other executive and management positions with GE since 1992. Mr. Owens is a certified public accountant.

        Kristine Snow has served as Co-President of CIT Global Vendor Finance since September 2007. Previously, Ms. Snow served as President of CIT Vendor Finance, Americas since September 2006. Prior to joining CIT, Ms. Snow spent 17 years at Sun Microsystems, Inc., most recently as Senior Vice President of Sun Microsystems Global Financial Services. Prior to Sun Microsystems, Ms. Snow held various positions with Cray Research Inc., Digital Equipment Corporation and General Electric’s Calma Division.

        William J. Taylor has served as Executive Vice President and Controller of CIT since November 1999. Previously, Mr. Taylor served as Senior Vice President and Controller since 1993, as Vice President and Controller since 1991, and joined CIT as Vice President and Assistant Controller in 1989. Prior to joining CIT, he served as Senior Vice President and Controller of Crossland Savings FSB and as a Senior Audit Manager with KPMG specializing in financial services. Mr. Taylor is a certified public accountant.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based on CIT’s records and other information, CIT believes that its directors and executive officers complied with all applicable SEC filing requirements for reporting beneficial ownership of CIT’s equity securities for the year ended December 31, 2007.

2008 AUDIT COMMITTEE REPORT

        Under the terms of its charter, the Audit Committee (i) monitors the integrity of CIT’s financial accounting and reporting process and systems of internal controls, (ii) reviews CIT’s corporate compliance policies and monitors the compliance by CIT with its Code of Business Conduct, and its other compliance policies and with legal and regulatory requirements, (iii) monitors the independence and performance of CIT’s internal and independent registered public accounting firm, and (iv) retains and determines the compensation of the independent auditors. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. Management has primary responsibility for the preparation and integrity of the financial statements and the reporting process. CIT’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States.

        The Audit Committee reviewed CIT’s audited financial statements and related SEC filings for the year ended December 31, 2007 and met with management and PricewaterhouseCoopers LLP (“PwC”), CIT’s independent registered public accounting firm, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended. In addition, the Audit Committee has received from PwC its written disclosures and letter regarding its independence from CIT, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PwC its independence from CIT and management. The Audit Committee has also determined, based on such disclosures, letter and discussions, that PwC’s provision of other non-audit services to CIT is compatible with the auditors’ independence.

        Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in CIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

February 19, 2008	Audit Committee Peter J. Tobin, Chair Marianne Miller Parrs Seymour Sternberg James S. McDonald

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2008 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on this discussion and review of the Compensation Discussion and Analysis, the Compensation Committee has recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

February 25, 2008	Compensation Committee William M. Freeman, Chair Susan M. Lyne Timothy M. Ring

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee of our Board of Directors (the “Compensation Committee”) oversees our executive compensation program and administers certain aspects of the program. Information about our Compensation Committee can be found on page 7 of this Proxy Statement.

        This Compensation Discussion and Analysis (“CD&A”) describes our compensation program for named executive officers and the basis for our compensation decisions in 2007. Our named executive officers for 2007 are Messrs. Peek, Leone, Hallman, Marsiello and Owens.

What are the key compensation decisions we made in 2007?

        This past year, particularly the second half of 2007, was challenging for CIT. We reconsidered our home lending business strategy due to the market conditions in the U.S. residential mortgage market, particularly with respect to sub-prime mortgage lending. As a result, we recorded significant valuation adjustments and credit loss provisions related to the business in 2007. In addition, heightened volatility in the capital markets in the second half of 2007 widened corporate borrowing spreads and restricted our access to traditional unsecured long-term funding sources at competitive rates. Given these market conditions, we funded our business principally in asset-backed markets during the second half of the year. We continued to access the commercial paper markets, but at reduced levels and at higher costs. We also recorded a non-cash goodwill and intangible asset impairment charge in our student lending business, because declining peer valuations and higher funding costs for this asset class led us to conclude in the fourth quarter that the fair value of this business did not support the goodwill and intangible asset carrying values. For these reasons, we did not succeed in meeting our financial goals for 2007. Thus, consistent with the compensation principles discussed below, we made the following compensation decisions for 2007:

•	As in 2007, we did not increase for 2008 the rate of base salary for any of our named executive officers.
•	We did not pay an annual cash incentive award for 2007 to any of our named executive officers, other than Mr. Owens.
•	We did not award any long-term equity awards to any of our named executive officers in 2008 as part of total compensation for 2007, other than Mr. Owens.
•	Our Board of Directors approved a one-time equity-based retention award for Mr. Peek, and our Compensation Committee approved an equity-based retention award for Mr. Owens and an additional number of other executive officers and key employees of CIT. The details of the retention awards are discussed below. The Compensation Committee did not approve a retention award for any other named executive officer.
•	We renewed the employment agreement of each of Messrs. Leone and Marsiello for one year. Mr. Marsiello resigned pursuant to his employment agreement, as of February 29, 2008. In addition, with Mr. Leone’s consent, we eliminated from his renewed agreement the definition of “Good Reason” (other than in the context of a change of control) to give us greater flexibility to address planning and succession issues and to address treatment for any termination of employment after Mr. Leone’s 55th birthday (May 24, 2008) (other than a termination for Cause) as a retirement from CIT.
•	Our Compensation Committee authorized payouts under the performance share units (“PSUs”) granted in 2005 for the three-year performance period that ended in 2007 (“2005-2007 PSUs”) at 150% of target. In connection with this authorization, the Compensation Committee required that the portion of the

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payout above target for each named executive officer, other than Mr. Hallman due to his retirement, remain subject to vesting and forfeiture conditions until December 31, 2008. The details of the 2005-2007 payouts and the retention awards are discussed in more detail below.
•	The Compensation Committee is considering a new form of long-term incentive award for 2008 under the CIT Group Inc. Long-Term Incentive Plan (the “LTIP”) to promote the continued service of our executive officers. As noted above, none of our named executive officers (other than Mr. Owens) will receive such a grant in 2008 as part of his total compensation for 2007.
•	We discontinued certain executive perquisites for which eligibility was limited to certain senior employees, including our named executive officers. CIT no longer provides executive health examinations outside of annual physicals covered by our existing health plans. Additionally, non-sales executives will no longer be eligible to receive company-leased vehicles, except for Mr. Peek, who is provided with a car and driver for security reasons. Lastly, CIT no longer reimburses our executive officers for dues associated with country club memberships.

        The remaining portions of this CD&A discuss our compensation program for named executive officers and the rationale under our program for these 2007 compensation decisions.

What is our compensation philosophy?

        Our guiding compensation philosophy is to provide a total pay package that motivates our named executive officers to achieve our short-term and long-term business goals. To sustain our performance, we need to retain our existing talent and to attract individuals to our key leadership positions. One of the most important investments we make is in our employees, and we endeavor to design our compensation policies to maximize the return on that investment.

What are the key principles we use to implement our compensation program?

        We use the following key principles in implementing our compensation program and in setting the pay levels for our named executive officers:

•	We use a total compensation approach in setting pay levels for our named executive officers. Our annual compensation decisions focus on the sum of a named executive officer’s base salary, annual cash incentive award and long-term equity incentive awards, which we refer to as “total compensation.” At the start of each year, we assign a target value to each executive officer’s total compensation, and that value is adjusted over the course of the year based upon individual and corporate performance and the benchmarking data we consider in setting pay levels.
•	We tie our incentive compensation to our overall financial goals and, where appropriate, to the goals of individual business units. A named executive officer’s total compensation varies with our financial and operating performance, so that our officers (i) are rewarded when performance meets or exceeds objectives and (ii) receive lower compensation when performance objectives are not met, except for special circumstances. Moreover, we apply both objective and subjective measures of performance in setting pay levels.
•	We structure our annual incentive compensation program to include both cash and equity incentives. As noted above, the Compensation Committee approves a total compensation value for each named executive officer and allocates that value among base salary (which is paid during the course of the year), annual cash incentive award (which is typically paid in the first quarter of the following year) and equity awards (which are typically granted in the first and third quarters of the following year). Under this approach, equity awards we make to our executive officers in 2008 are considered as part of the executive’s total compensation for 2007. Similarly, the equity awards we made to our named executive officers in 2007 were considered as part of the named executive officer’s total compensation for 2006. General parameters to determine the relative mix between the cash and equity components of total compensation are established at the start of the year. The actual cash and equity amounts to be awarded are determined at year end. These awards are discussed in more detail below under “How does our EIP impact annual incentive compensation?” and “What type of equity grants are part of 2007 total compensation and why?”.

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•	We use the same form of equity awards for all senior employees. We make equity grants to eligible employees at our top salary bands and use the same type of equity awards each year for all of our eligible employees, although the amount of the equity awards for each eligible employee varies based upon level of responsibility, individual and corporate performance and competitive market data. Except in special circumstances, we use the same form of equity awards for all senior employees.
•	We use competitive market data in setting pay levels. Our compensation guidelines contemplate paying our named executive officers at the median percentile position, on average, for base salary. Our guidelines also contemplate paying at the 75th percentile position, on average, for total compensation. We generally benchmark our named executive officers using similar positions (by pay rank or title) in our peer group and make appropriate adjustments to compensation levels where we feel a named executive officer has more or less authority than others in the peer group.
•	We reward long-term service with a competitive retirement program. Our retirement program for named executive officers rewards prolonged years of service with us. Our combined retirement plans provide a company-funded retirement benefit of up to a maximum of 90% of final base salary for participating executive officers who retire with at least 30 years of service with CIT (or 25 years of service, in the case of our CEO). Our retirement program also allows executives to defer voluntarily a portion of their cash and equity compensation.
•	We consider executive retention in setting our pay levels and in the design of our programs. Our compensation program is designed to provide higher pay levels for performance that exceeds expectations and to provide reduced compensation for poor performance. We acknowledge, however, the highly competitive market in which we must recruit and retain talented executives. For this reason, we also factor in executive retention in setting pay levels and in making performance-related pay adjustments. We also acknowledge that market and other uncertainties can impact retention and thus we offer our executive officers market-based severance and change of control protections.
•	Our Compensation Committee is advised by an independent consultant. Our Compensation Committee uses an independent external compensation adviser, Towers Perrin, in overseeing our compensation program and in setting the compensation levels for our named executive officers. Towers Perrin attends Compensation Committee meetings as needed and conducts studies of compensation issues of concern to the Committee. More information about Towers Perrin’s role can be found on pages 11, 12, 19 and 20 of this Proxy Statement.

What are the components of our compensation program?

        As noted above, our compensation and benefits program consists of the following components:

•	Total compensation consisting of:
•	Base salary;
•	Annual cash incentive awards; and
•	Long-term equity incentive awards;
•	Competitive retirement, health and welfare benefits;
•	Market-based severance and change of control protections; and
•	Limited perquisites.

What market data do we use to set compensation levels?

        In 2007, we continued our practice of analyzing our compensation program against the compensation paid to executive officers offered within our compensation peer group. Our compensation peer group consists of twenty-four publicly traded financial services companies listed below that have a similar “middle-market” global finance perspective to CIT.(1) The companies included in our compensation peer group generally represent diversified financial services companies that either (i) operate across the market sectors targeted by CIT

(1)	During 2007, Compass BancShares was eliminated from our peer group due to its acquisition by Banco VizCaya Argentaria in 2007.

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or (ii) operate with similar assets, revenues, net income or market value to CIT. The data on these companies, used in our analysis, was the most recent data available at the start of 2007, which included assets as of fiscal year end 2005 and revenues for fiscal year end 2006. Twenty out of these twenty-four companies overlap with the companies that are included in the S&P Financial Index shown in the performance graph in our Annual Report.

        The companies within our compensation peer group meet the following criteria:

•	Approximately 30% or more of the peer group company’s revenues are consistent with CIT’s major revenue sources, and not more than 40% of the peer group company’s revenues come from a business from which CIT’s revenues are less than 10%.
•	The peer group companies’ revenues range from approximately $1.5 – $18 billion, whereas CIT’s revenues of $5.7 billion are slightly below the median of this range.
•	The peer group companies’ assets range from approximately $10 – $210 billion, whereas CIT’s assets of $63.4 billion are somewhat below the median of this range.

        Additionally, we used surveys prepared by Towers Perrin to produce position-specific comparisons for certain of our executive officers, other than our named executive officers. Twenty-one of the 24 peer group companies listed below were included in the general surveys that we utilized in 2007 and are denoted by an asterisk (*).

•	AmeriCredit Corp.	•	BB&T Corp.*	•	Capital One Financial Corp.*
•	Comerica Inc.*	•	Countrywide Financial Corp.*	•	E*Trade Financial Corp.*
•	Fifth Third Bancorp*	•	First Horizon National Corp.*	•	Huntington Bancshares Inc.*
•	IndyMac Bancorp Inc.*	•	KeyCorp*	•	M&T Bank Corp.*
•	Marshall & Ilsey Corp.*	•	National City Corp.*	•	PNC Financial Services Group Inc.*
•	Popular Inc.	•	Regions Financial Corp.*	•	SLM Corp.*
•	Sovereign Bancorp Inc.*	•	State Street Corp.*	•	SunTrust Banks Inc.*
•	UnionBanCal Corp.*	•	U.S. Bancorp*	•	Zions Bancorporation

        Each compensation element for our named executive officers is compared separately and in the aggregate to comparable information from publicly disclosed compensation data. Historical pay practices for our named executive officers are also compared to the market data we review.

How do we determine the portion of total compensation allocated to base salary?

        A named executive officer’s base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. However, an executive’s experience is considered in determining base salary levels. Generally, we set each named executive officer’s base salary at approximately the 50th percentile of the competitive market range based on the peer group and survey data noted above. We focus on the 50th percentile of the competitive market range to limit the portion of compensation that is fixed and to provide for a greater portion of an executive’s total compensation to be aligned with performance.

        For 2007, the base salaries of our named executive officers remained unchanged from 2006 and reflected the approximate market median based on competitive market data.

How do we set the initial target amount for the incentive portion of total compensation?

        At the start of each year, our Compensation Committee, with input from senior management and Towers Perrin, reviews each executive officer’s compensation package and the associated performance requirements for incentive awards. This review process is supplemented with tally sheets. The tally sheets outline the aggregate and individual values of the various compensation components, provide an assessment of employment contracts and other contractual obligations, and summarize the value of outstanding awards held by executive officers.

        The Compensation Committee assesses the competitiveness of each executive officer’s compensation based on a review of the market data described above and establishes target parameters for the total incentive compensation for each executive officer, including the relative weighting between cash

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and equity. At that time, the Compensation Committee also assigns each executive officer a portion of the annual incentive compensation pool under the CIT Group Inc. Executive Incentive Plan (the “EIP”).

        The incentive compensation targets for 2007 were driven by our annual and long-term performance as a whole and, where applicable, the particular business units for which an executive officer has oversight and responsibility. During 2007, the financial performance measure that determined the initial amount of total compensation was adjusted net income. The target for total incentive compensation varied with adjusted net income based upon the ranges set forth below:

Performance Level	Change in CIT 2007 Adjusted Net Income (vs. 2006)	Change in 2007 Total Incentive Compensation (vs. 2006)

Maximum	+22% or higher	+19% to +30%
Exceeds	+11% to +22%	+7% to +19%
Meets	-3% to +11%	-20% to +7%
Below	-17% to -3%	-30% to -20%
Poor	-17% or lower	-30% or lower

How does our EIP impact annual incentive compensation?

        Our EIP determines the maximum amount of the annual cash incentive that we may pay to our executive officers who participate in the EIP. All named executive officers participate in the EIP. The formula under the EIP is intended to comply with Section 162(m) of the U.S. tax code and permits us to deduct the annual cash incentive award compensation we pay to our named executive officers for U.S. tax purposes. Under the EIP, an annual cash incentive award pool is established equal to 2% of net income for a given fiscal year. The funding amounts generated under the EIP formula provide a pool from which the Compensation Committee can allocate the annual cash incentive award amounts to be paid to our named executive officers. Amounts available under the EIP pool for each year represent the maximum tax deductible annual cash incentive award that may be paid to a named executive officer. The Compensation Committee has the discretion under the EIP to reduce these maximum amounts to reflect target levels of compensation and to take into account subjective and objective performance.

        At the start of each year, the Compensation Committee allocates a portion of the EIP pool for the year to each executive officer. No more than 30% of the pool is available for allocation to any single participant in the EIP. Our target for adjusted net income for 2007 was $1,077 million. If we had achieved our target for adjusted net income for 2007, based on the initial EIP allocations set by the Compensation Committee at the beginning of 2007, the following maximum annual cash incentive award amounts would have been payable to each of our named executive officers:

	% of EIP Pool	Max. EIP Annual Cash Incentive Award
Mr. Peek	30%	$6,462,000
Mr. Leone	13%	$2,800,200
Mr. Hallman	13%	$2,800,200
Mr. Marsiello	11%	$2,369,400
Mr. Owens	8%	$1,723,200

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        Based on our adjusted net income for 2007, the following maximum annual cash incentive award amounts would have been payable under the EIP to each of our named executive officers:

Max. EIP Annual Cash Incentive Award
Mr. Peek	$1,908,000
Mr. Leone	$ 826,800
Mr. Hallman	$ 826,800
Mr. Marsiello	$ 699,600
Mr. Owens	$ 508,800

        Under the EIP, net income is adjusted from that which we report in accordance with generally accepted accounting principles (“GAAP”) for specific items or events that occur during a given Performance Period. The determination of 2007 adjusted net income for purposes of the EIP reflected the following adjustments to reported net income:

Reported Net Income (GAAP)	$(111.0)

Less: Gain on sale of Construction	(136.9)
Gain on sale of Systems Leasing	(12.6)

Plus: Student Lending Goodwill and Intangible Asset write-down	302.5
Restructuring Charges	44.7
Adjustment related to portion of Home Lending portfolio sold	231.4

Total Adjusted Net Income for 2007 Net Income w/ adjs specified in EIP	$ 318.1

        The net affect of these adjustments was to increase the calculated amount of the annual cash incentive award pool from $0 to approximately $6.4 million. However, as outlined above and further discussed below, we did not pay any annual cash incentive award under the EIP to our named executive officers, other than to Mr. Owens.

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What are the subjective factors that we use to assess individual performance and how are they applied in setting compensation levels?

        Our non-financial objectives for 2007 are not expressed in quantitative terms. Moreover, we do not assign a particular weighting to any one factor for any named executive officer. Each of the non-financial objectives are taken into account (i) by the CEO in making his compensation recommendations to the Compensation Committee for our non-CEO named executive officers and (ii) by the Compensation Committee and the Board of Directors in making compensation decisions for the CEO. The non-financial factors that we used in 2007 were as follows:

		Peek	Leone	Hallman	Marsiello	Owens

Business Development
	Create Single Vendor Platform Worldwide	•		•
	Continued Non-US Expansion	•		•		•
	Manage Portfolio of Businesses	•	•	•	•	•
	Accelerate Development of Growth Initiatives	•	•	•	•	•
	Expand Asset Management Capabilities and Maximize
	Origination Competencies	•	•		•	•
	Continue Growth of Deposit Base for CIT Bank	•	•	•
	Drive Risk-Based Pricing and Capital Allocations
	to Transactional Level	•	•	•	•	•

Client Focus Goals
	Continue to Promote Sales Culture	•		•		•
	Intensify Focus on Top Clients	•		•		•

Infrastructure Goals
	Increase Operational Efficiency and Capacity	•	•	•	•	•
	Strengthen Credit & Risk Management	•	•	•	•	•
	Increase Accountability for Operational Excellence	•	•	•	•	•

Technology Goals
	Increase Operational Efficiency and Capacity	•	•	•	•	•
	Standardize major international leasing platforms
	and continue consolidation of US platforms	•		•
	Develop Offshoring Strategy	•	•	•

Human Capital Goals
	Define CIT’s Leadership Model and Streamline Organization	•	•	•	•	•
	Performance-Based Compensation	•	•	•	•	•
	Accelerate Development of Top Leaders	•	•	•	•	•
	Provide More Skills Training and Career Counseling	•	•	•	•	•
	Evolve Diversity Strategy	•	•	•	•	•
	Focused Recruiting	•	•	•	•	•
	Develop Promotion Protocol	•	•	•	•	•
	Brand Launch	•	•	•	•	•

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        The non-financial objectives above are not established in terms of how difficult or easy they are to attain. Rather, these non-financial objectives are taken into account in assessing the overall quality of the individual’s performance in relation to our financial performance and the implementation of our business strategy.

        Subjective factors are applied only to determine the total compensation awarded to an individual for the current year and do not affect the amount paid under equity awards made in a prior year.

Why is the target incentive compensation for our CEO greater than the target incentive compensation for our other named executive officers?

        The Compensation Committee set Mr. Peek’s target total compensation for 2008 based on its assessment of the compensation levels for chief executive officers in our compensation peer group and based upon the relevant market data discussed above. In general, the data reflect that the compensation levels for chief executive officers is significantly higher than the compensation levels of other executive officers. Mr. Peek’s total compensation for 2008 will be allocated among base salary, annual cash incentive award and long-term incentives based upon these market factors and the corporate and individual performance assessments made by the Board of Directors and the Compensation Committee.

What portion of total compensation is targeted for long-term equity incentives and why?

        As part of our overall philosophy, we generally seek to position our executive officers with a relatively higher mix of equity versus cash than the companies in the compensation peer group and reported survey data described above. This approach is consistent with our view that our named executive officers have more significant responsibilities in setting overall CIT business strategy than is typical of market peers with similar roles.

        In setting our targets for total compensation for 2007, we anticipated that we would allocate approximately 75% of the total compensation paid to our CEO, and between 50% and 70% for each of our executive officers, to equity incentives under the LTIP. This range would position our named executive officers higher than the 75th percentile for our compensation peer group. We make equity grants a significant portion of our total compensation to promote continued service and reward sustained long-term performance by CIT. Equity grants also focus our named executives on sustained value creation and profitability for our shareholders. We believe that if our named executive officers are expected to provide stockholder value in the near future as well as over the long-term, their compensation should reflect this expectation by tying the awards (and hence the value of the awards) to the achievement of these goals.

What type of equity grants are part of 2007 total compensation and why?

        Our LTIP gives our Compensation Committee the flexibility to grant various types of equity-based incentive awards to named executive officers, such as performance shares, performance units, stock options, restricted stock and restricted stock units, and to structure these awards to motivate our named executive officers to achieve our operating goals and individual performance goals. For 2007 awards (to be granted in 2008), we allocated 40% of equity grant value to stock options.

        The remaining 60% will be allocated to a new form of award under the LTIP to replace annual grants of PSUs. As of the date of this proxy statement, these awards have not yet been granted.

        The dollar value allocated to option grants for 2007 is the basis for determining the actual number of shares of our common stock that will be subject to the option grants to our named executive officers in 2008. This value is translated into shares based on a combination of the closing price of CIT common stock on the day of grant and the Black-Scholes value of our options on the grant date. Our options have a three-year vesting period and a seven-year term.

        As noted above, none of our named executive officers will receive equity grants in 2008 as part of their total compensation for 2007, except for Mr. Owens. The portion of Mr. Owens’ total compensation not paid in the form of base salary is awarded as his total incentive awards for 2007. Mr. Owens received the maximum amount payable in cash under the EIP, and the balance of his total incentive was awarded as equity. On January 17, 2008, we granted 63,269 stock options to Mr. Owens as part of 2007 total compensation. These options

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have an option exercise price of $21.15, the closing price of CIT stock on the date of grant, and will be reported in the Grant of Plan-Based Awards Table in next year’s proxy statement. We anticipate that, as part of our named executive officers’ total compensation for 2007, the Compensation Committee will grant additional options to Mr. Owens in July 2008, subject to continued employment with us through the date we make the grant. The number of shares that will be subject to the July 2008 grant will be based upon the remaining portion of total compensation allocated to the grant, our share price at the time of grant, and the Black-Scholes valuation formula.

How did we use the subjective and objective performance factors noted above in setting the 2007 incentive compensation payouts?

        Our Board of Directors has decided not to pay any annual cash incentive award or to make any long-term incentive awards for 2007 to Mr. Peek. Our Compensation Committee, based on the recommendation of Mr. Peek, has determined (i) not to pay any cash or other incentive compensation for 2007 to Messrs. Leone and Marsiello and (ii) that Mr. Owens’ total compensation for 2007 reflect the profitable performance of our Corporate Finance segment, for which Mr. Owens has primary responsibility, weighed against the overall performance of CIT. The decisions to not make incentive awards to Messrs. Peek, Leone and Marsiello were made directly as a result of the overall performance of CIT, including the performance of our Home Lending portfolio. Mr. Owens’ total compensation for 2007 is lower than 2006 and includes the maximum cash incentive award for which he was eligible under the EIP, which is linked directly to CIT overall net income performance, as adjusted. Adjustments to net income under our EIP are summarized earlier in this CD&A under the heading, “How does our EIP impact annual incentive compensation?”

        We have made these decisions because we believe that, in the final analysis, the consequences of our 2007 performance must be borne in large measure by our senior executives who are responsible for developing and implementing our business strategy.

How did we determine the payout amounts for the 2005-2007 Performance Share Units reported in the Option Exercises and Stock Vested Table for 2007?

        As noted at the beginning of this CD&A, the Compensation Committee made certain adjustments to the calculation of net income for purposes of the performance factors applicable to the 2005-2007 PSUs, pursuant to its discretion under the LTIP. With the adjustments, the 2005-2007 PSUs paid out at the maximum amount permissible under the awards (i.e., 150% of target).

        The Committee made these adjustments primarily in an effort to retain our key employees. The Committee noted that the majority of the approximately 163 employees who hold the 2005-2007 PSUs did not work in our Home Lending business, the results of which had a significant negative impact on our 2007 performance. The Committee also noted that the value of the 2005-2007 PSUs had already declined significantly, given our current stock price in relation to the price at the time of grant, and that significant reductions were being made to the annual cash incentive awards for employees who were more directly accountable for our 2007 performance. Finally, as discussed above, the Committee also noted that most of our named executive officers were not receiving any incentive compensation for 2007.

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        The performance factors applicable to the 2005-2007 PSUs are targeted Earnings Per Share (“EPS”) growth and average Return On Common Equity (“ROCE”) for the performance period. The thresholds for EPS growth and average ROCE for maximum payouts for the 2005-2007 performance period were 15.1% and 15.26%, respectively. CIT EPS and ROCE financial performance measures as they relate to the final distribution of the 2005 grants were 15.11% and 17.93%, respectively. In setting the payout amounts for the 2005-2007 PSUs, management recommended, and the Compensation Committee approved, the following adjustments to the net income we reported for purposes of GAAP:

$ Millions	2005	2006	2007
Reported Net Income (Loss)	$936.4	$1,015.8	$(111.0)
Home Lending Net (Loss)			(989.2)

Reported Excluding Home Lending			878.2
Charges related to assets transferred to held for sale	52.9	9.2
Debt termination charge		3.6	79.2
Impairment of Goodwill and Intangible Assets
attributed to Student Lending			302.5
Hurricane-related securitization impairment charge	4.4
Gains on sale(1)	(110.9)		(286.3)
Charge related to manufactured housing assets
held for sale	11.9
Gains related to certain derivative contracts	(24.6)
Income tax liability reversals	(34.6)	(69.7)	(20.6)
Hurricane-related provision for credit losses	23.3
Provisions for restructuring, early termination
on NYC lease / legal settlement	23.3	15.7	21.1
Stock-based compensation expense due to change
in accounting policy		21.6	17.6

Adjusted Net Income	$881.9	$ 996.2	$ 991.8

(1)	Includes gains (i) in 2005 on the sale of a real estate investment ($69.7 million), a business aircraft portfolio ($14.4 million), and our micro-ticket leasing business ($26.8 million) and (ii) in 2007 on the sales of our construction business ($136.9 million) and our interest in the Dell Financial Services joint venture ($149.4 million).

        As noted above, in making these adjustments, the Compensation Committee required each of our named executive officers (other than Mr. Hallman, whose PSU payout would be determined pursuant to the retirement provisions of his award agreement) to agree that the portion of the 2005-2007 PSU payout in excess of target would remain subject to vesting and forfeiture conditions until December 31, 2008. These restrictions are intended to promote executive retention by making the above-target portion of the award forfeitable if the executive resigns (other than for “Good Reason” or in an approved retirement) before the earlier to occur of a change of control or December 31, 2008.

        The total payout for each of our named executive officers and the portion of such executive officer’s award that remains subject to the vesting and forfeiture conditions is as follows:

	Total Payout (# Shares)	Portion Subject to Forfeiture (# Shares)

Mr. Peek	123,000	41,000
Mr. Leone	45,000	15,000
Mr. Hallman	45,000	—
Mr. Marsiello	45,000	15,000	(1)
Mr. Owens	18,750	6,250

(1)	Upon Mr. Marsiello’s resignation for “good cause”, effective February 29, 2008, these shares were payable to Mr. Marsiello and no longer subject to forfeiture.

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Why did we extend the employment agreements for Messrs. Leone and Marsiello for one year?

        Both Mr. Leone’s and Mr. Marsiello’s original employment agreements included provisions that allowed the executive to terminate his employment with CIT for “Good Reason.” Circumstances that gave rise to “Good Reason” included the failure by CIT to offer to renew the employment agreement prior to its expiration. Mr. Leone and Mr. Marsiello agreed to a one-year extension of each of their respective employment agreements, which were scheduled to expire on December 31, 2007. A one-year term is consistent with best market practices for such agreements.

What was the basis for the payments to Mr. Hallman reported in the Summary Compensation Table to this Proxy Statement?

        Mr. Hallman retired at the end of 2007. The payments to him for 2007 that are reported in the Summary Compensation Table and the other tables to this Proxy Statement represent his contractual entitlements under the retirement provisions of his employment contract with us and the benefits he had accrued through the end of this year under the various CIT plans in which he participated.

Why did we make selected retention awards in early 2008?

        We believe that our compensation program must provide sufficient incentives for us to retain the employees whom we judge to be key to our success. While we are committed to the concept of pay for performance, we also must take into account the highly competitive market that exists for well qualified executives. Given the decline in our stock price and the impact that the decline has had on the value of our long-term incentives, we concluded that it was advisable to implement a highly targeted retention program for a small number of executive officers and other key employees. The program is designed to provide these individuals with an economic incentive to increase shareholder value and remain with CIT.

        The program provides a grant of restricted cash units that vest over two years and that are forfeited if the named executive officer resigns for any reason prior to the vesting date (other than a resignation for “Good Reason,”involuntary termination, termination due to death or disability, or an approved retirement). Each unit represents a right to receive the value of one share of common stock in cash following the applicable vesting date. Payment of the units is accelerated upon a change of control.

        Mr. Peek and Mr. Owens were chosen to participate in the retention program. Mr. Peek received 150,000 restricted cash units, and Mr. Owens received 66,194 restricted cash units. The awards were determined in view of the below-market total compensation awarded to both Mr. Peek and Mr. Owens for 2007, as well as the effect of CIT’s prevailing stock price on the value of equity-based awards granted in prior years, including out-of-the-money stock options. The unit grants will be reported as part of 2008 compensation in the Summary Compensation Table and will be listed in the Grant of Plan-Based Awards Table in next year’s proxy statement.

How did we determine the amount of severance and change of control protections to offer each of our named executive officers?

        Our philosophy is to provide an employment agreement to our CEO, and only under special circumstances as determined by the Compensation Committee, to other key executive officers. Messrs. Leone, Hallman and Marsiello, and a limited number of other key executives, have employment agreements as a result of retention decisions made in connection with our 2002 initial public offering. Our employment contracts address conditions of current employment and provide some security to the executive in the event the executive is required to leave his position with us. These employment agreements also contain non-competition and other restrictive covenants that are designed to protect us against competitive activity from those executives following their termination of employment.

        The severance and change of control arrangements in place for each of our named executive officers represent amounts that we believe are necessary to retain our executives in light of market and other uncertainties and are consistent with competitive pay practices (as reflected in the compensation surveys described above). We believe that these arrangements are necessary to retain the services of our named executive officers and to afford them reasonable severance protection so that they can focus on realizing value for shareholders in the event of a change of control and other circumstances that could result in a loss of employment. The Compensation Committee periodically reviews these arrangements and adjusts them to take into account market information and our evolving business goals.

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What other significant policies apply to our named executive officers?

        Retirement and Other Benefits. A description of the retirement benefits we offer to our named executive officers can be found below in “Retirement Arrangements for Named Executive Officers” section of this Proxy Statement. In addition to our retirement programs, our benefit package for our named executive officers includes competitive health, welfare, and financial and tax planning benefits. Not all of our named executive officers elect to participate in all benefit plans. On a limited basis, we have purchased club memberships in the name of certain of our named executive officers in order to facilitate business development. During 2007, we made the decision to stop reimbursing our executive officers for dues associated with country club membership and to discontinue executive health examinations that previously were only available to senior executives. Currently, all employees who participate in CIT sponsored health insurance plans, including our executive officers, are generally able to have an annual physical examination covered under the plans. During 2007, we also decided to exclude executives whose roles are not primarily focused on sales from participating in our auto lease program, except that Mr. Peek is provided with a car and driver for security reasons. Based on a security review, Mr. Peek is also given access to the corporate aircraft for personal use, the value of which is imputed to his income and subject to income tax. Our benefit programs are designed to be competitive with other financial services organizations. The value of this coverage is considered by management and the Compensation Committee in assessing overall executive officer pay and benefits.

        Equity Retention. We require stock ownership by our executive officers. Our current policy, adopted during 2006, generally requires each executive officer and certain other senior executives to retain 30% of all vested restricted stock shares, restricted stock units and performance shares. The retention period remains in effect until the executive terminates employment. The equity retention policy also limits the number of shares that executive officers may sell pursuant to the exercise of stock options. This policy generally limits the sales of option shares to (i) during any single year, 30% of the number of the executive officer’s vested options as of January 31st and (ii) during any three-month period, 10% of the number of the executive officer’s vested options as of January 31st. This policy does not apply to options that are scheduled to lapse within one year. As of December 31, 2007, each of our named executive officers was in compliance with this policy.

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EXECUTIVE COMPENSATION

        The table below sets forth the annual compensation of Messrs. Peek, Leone, Hallman, Marsiello, and Owens, our named executive officers, for services rendered in all capacities to CIT during the years ended December 31, 2007 and 2006.

        The Summary Compensation Table details compensation, including base salaries and annual cash and equity-based incentives, perquisites and certain benefits awarded to each named executive officer during 2006 and 2007. The amounts shown in the table include equity awards granted during 2006 and 2007 based on the prior year’s performance, and cash incentives paid in February of the following year based on 2006 and 2007 performance.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year(1) (b)	Salary(2) ($) (c)	Stock Awards(3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Compensa- tion(5) ($) (g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (6)(7)($) (h)	All Other(8) Compen- sation ($) (i)	Total ($) (j)
Jeffrey M. Peek(9)	2007	$800,000	$4,231,733	$2,983,871	$ —	$885,910	$ 148,219	$ 9,049,733
Chairman and Chief	2006	$800,000	$6,342,718	$2,592,949	$3,010,000	$776,993	$ 284,474	$13,807,134
Executive Officer

Joseph M. Leone	2007	$500,000	$1,217,008	$1,533,721	$ —	$ 89,355	$ 50,431	$ 3,390,515
Vice Chairman and	2006	$500,000	$2,143,202	$1,230,082	$1,050,000	$ 93,429	$ 99,836	$ 5,116,549
Chief Financial
Officer

Thomas B. Hallman(10)	2007	$500,000	$1,248,507	$2,218,897	$ —	$ 97,284	$1,105,520	$ 5,170,208
Vice Chairman,	2006	$500,000	$2,178,210	$1,331,824	$1,100,000	$156,498	$ 94,792	$ 5,361,234
Specialty Finance

Lawrence A. Marsiello	2007	$500,000	$1,182,010	$1,508,000	$ —	$177,160	$ 69,065	$ 3,436,235
Vice Chairman and	2006	$500,000	$2,108,213	$2,000,926	$1,000,000	$ 83,679	$ 62,202	$ 5,755,020
Chief Lending Officer

Walter J. Owens	2007	$450,000	$ 741,701	$ 739,072	$ 508,800	$106,330	$ 25,370	$ 2,571,273
President,	2006	$450,000	$ 858,573	$ 602,799	$ 675,000	$ 95,026	$ 180,584	$ 2,861,982
Corporate Finance

(1)	During the phase-in period for the new executive compensation disclosure rules issued by the Securities and Exchange Commission, CIT is required to report information for the past two fiscal years in the proxy statement for the 2008 Annual Meeting.
(2)	The salary shown for Mr. Peek includes $200,000 in 2007 and $160,000 in 2006 deferred under the CIT Group Inc. Deferred Compensation Plan (the “DCP”). The salary shown for Mr. Owens in 2006 includes $45,000 deferred under the DCP. Messrs. Leone, Hallman, and Marsiello did not elect to participate in the DCP. The DCP is described further under the heading “Deferred Compensation Plan” that follows the Nonqualified Deferred Compensation Table in this Proxy Statement.
(3)	Represents the stock award compensation cost recognized during each year pursuant to Statement of Financial Accounting Standards No. 123, as revised (“FAS 123R”), for each named executive officer. The methodology used to determine the stock award compensation cost recognized is further discussed in the Annual Report on Form 10-K filed by CIT on February 29, 2008, under the headings “Stock-Based Compensation” and “Restricted Stock” in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements. The grant date fair value is determined based on the fair market value of CIT common stock on the date of grant.
(4)	Represents the stock option compensation cost recognized during each year pursuant to FAS 123R, for each named executive officer. The amounts shown exclude any forfeiture assumption, but reflect accelerated expense recognition for retirement eligibility during the period of time over which the related compensation expense is recorded. For purposes of recognizing compensation expense under FAS 123R, retirement eligibility means either attaining 65 years of age with five years of benefit service, or attaining 55 years of age with at least 10-years of benefit service with CIT. Each of the named executive officers either has or will become retirement eligible as follows: Mr. Peek – 2/25/2012; Mr. Leone – 5/24/2008; Mr. Hallman – 12/22/2007; Mr. Marsiello – 8/11/2005; and Mr. Owens – 3/8/2016. The valuation method and related assumptions used to determine the stock option compensation cost recognized is further discussed in the Annual Report

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on Form 10-K filed by CIT on February 29, 2008, under the heading “Stock-Based Compensation” in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements.
(5)	The amount shown for Mr. Owens in 2007 represents cash paid in February 2008 under CIT’s Executive Incentive Plan (the “EIP”) for performance in 2007, based on the percentage of the EIP allocated to Mr. Owens at the start of 2007. The Compensation Committee determined that no amounts were to be payable to any of the other named executive officers based on performance during 2007. The amounts shown for 2006 represent cash paid in February 2007 under CIT’s annual cash incentive award plan for performance in 2006 against pre-tax income goals established at the start of 2006. Mr. Peek elected under the DCP to defer $752,500 of the amount shown for 2006.
(6)	Amounts shown in this column represent the difference between the cumulative actuarial present value of accumulated pension benefits on December 31, 2006 and December 31, 2007 under three retirement arrangements maintained by CIT: the new Executive Retirement Plan of CIT Group Inc. (the “Executive Retirement Plan”), the CIT Group Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”), and the CIT Group Inc. Retirement Plan (the “Retirement Plan”). The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible salaried employees in the United States. These retirement arrangements are discussed in further detail under the heading “Retirement Arrangements for Named Executive Officers” that follows the Pension Benefits Table in this Proxy Statement.
(7)	Nonqualified deferred compensation earnings with respect to any balances under the DCP were not above-market or preferential, and are therefore not included in the amounts shown. Participation in the DCP by our named executive officers during 2007 is disclosed in the Nonqualified Deferred Compensation table that appears later in this Proxy Statement.
(8)	The following supplemental table sets forth for 2007 the components of income reported as All Other Compensation above:
Name	Personal Usage of Corporate Aircraft	Financial Planning Services/ Legal Fees	Company Car Annual Costs	Club Member- ship Fees	Severance Amount	Matching Employer Contrib- ution Under Savings Incentive Plan	Spousal Attend- ance at Corp- orate Events	Company Paid Relocation	Total
Jeffrey M. Peek	$14,910	$15,000	$105,559	$ —	$ —	$11,250	$1,500	$ —	$ 148,219
Joseph M. Leone	$ —	$ 9,940	$ 29,241	$ —	$ —	$11,250	$ —	$ —	$ 50,431
Thomas B. Hallman	$ —	$10,711	$ 23,358	$7,140	$1,050,000	$11,250	$3,061	$ —	$1,105,520
Lawrence A. Marsiello.	$ —	$10,755	$ 45,464	$1,596	$ —	$11,250	$ —	$ —	$ 69,065
Walter J. Owens	$ —	$ —	$ 7,940	$ —	$ —	$ 4,500	$5,138	$7,792	$ 25,370

Mr. Hallman received a severance amount equal to $1,050,000 in connection with his retirement from CIT, which represents his target bonus for 2007, in accordance with the terms of his employment agreement. All amounts represent the actual costs incurred by CIT in supplying the perquisite, except that the amount for Mr. Peek’s personal use of the corporate aircraft is based on an estimated cost of fuel, landing fees, food and beverages and other incremental expenses of operating the aircraft per hour. The present value of future dividends is reflected in the grant date fair value of equity-based awards recognized as stock award compensation cost under FAS 123R. For this reason, the value of dividends paid on restricted stock is not included in All Other Compensation.
(9)	Mr. Peek’s compensation is based solely on his role as CEO of CIT. He received no additional compensation for serving as a director of CIT.
(10)	Mr. Hallman retired from CIT effective December 31, 2007.

28

EQUITY AND NON-EQUITY INCENTIVE PLANS

        The table below sets forth equity and non-equity compensation awards granted to the named executive officers during the year ended December 31, 2007.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Compens- ation Committee Meeting(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards(6) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jeffrey M. Peek	7/18/07	7/16/07	—	—	—	—	—	—	—	126,125	$49.17	$2,187,247
	3/16/07	3/16/07	—	$6,462,000	—	—	—	—	—	—	—
	1/17/07	1/16/07	—	—	—	26,769	107,075	160,613	—	—	—	$6,054,021
	1/17/07	1/16/07	—	—	—	—	—	—	—	112,112	$56.54	$1,789,682
Joseph M. Leone	7/18/07	7/16/07	—	—	—	—	—	—	—	41,875	$49.17	$ 726,192
	3/16/07	3/16/07	—	$2,800,200	—	—	—	—	—	—	—
	1/17/07	1/16/07	—	—	—	8,888	35,551	53,327	—	—	—	$2,010,054
	1/17/07	1/16/07	—	—	—	—	—	—	—	37,223	$56.54	$ 594,204
Thomas B. Hallman	7/18/07	7/16/07	—	—	—	—	—	—	—	43,750	$49.17	$ 758,708
	3/16/07	3/16/07	—	$2,800,200	—	—	—	—	—	—	—
	1/17/07	1/16/07	—	—	—	9,286	37,142	55,713	—	—	—	$2,100,009
	1/17/07	1/16/07	—	—	—	—	—	—	—	38,889	$56.54	$ 620,798
Lawrence A. Marsiello	7/18/07	7/16/07	—	—	—	—	—	—	—	39,375	$49.17	$ 682,837
	3/16/07	3/16/07	—	$2,369,400	—	—	—	—	—	—	—
	1/17/07	1/16/07	—	—	—	8,357	33,428	50,142	—	—	—	$1,890,019
	1/17/07	1/16/07	—	—	—	—	—	—	—	35,000	$56.54	$ 558,718
Walter J. Owens	7/18/07	7/16/07	—	—	—	—	—	—	—	27,188	$49.17	$ 471,492
	3/16/07	3/16/07	—	$1,723,200	—	—	—	—	—	—	—
	1/17/07	1/16/07	—	—	—	5,771	23,082	34,623	—	—	—	$1,305,056
	1/17/07	1/16/07	—	—	—	—	—	—	—	24,167	$56.54	$ 385,787

(1)	Equity compensation awards are granted by action of the Compensation Committee. During 2007, the Compensation Committee granted stock awards and stock option awards to named executive officers during Compensation Committee meetings held on January 16, 2007 and July 16, 2007. The January and July Compensation Committee meetings preceded CIT’s public announcement of its quarterly earnings by one business day and two business days, respectively. The Compensation Committee believed that it was in the best interests of CIT for stock options granted during the meetings on January 16, 2007 and July 16, 2007 to have an exercise price based on the closing price of CIT common stock on the dates of the earnings announcements, January 17, 2007 and July 18, 2007, respectively.
(2)	If CIT had achieved the target adjusted net income for 2007, the named executive officers would have been eligible to be awarded a payment under the EIP up to the amount shown.
(3)	CIT granted performance share awards to the named executive officers in 2007 under the CIT Group Inc. Long-Term Incentive Plan. Performance share payouts may increase or decrease from the target grant, with actual payouts ranging from 0% to 150% of the target grant based on performance against pre-established Return On Common Equity (“ROCE”) and diluted Earnings Per Share (“EPS”) performance measures. The threshold amount shown assumes the lowest threshold attainable of 25% for the EPS threshold is met, but the ROCE threshold is not met. If neither threshold is met, then the payout would be 0% of the performance share target.
(4)	The options reported are nonqualified stock options to purchase CIT common stock.
(5)	Further to footnote 1 above, stock options granted during the meetings on January 16, 2006 and July 18, 2006 have an exercise price based on the closing price of CIT common stock on January 17, 2007 and July 18, 2007, respectively, following the public announcement of quarterly earnings on those dates.
(6)	Performance share awards are valued at target based on a $56.54 share price, the closing price of CIT common stock on the date of grant, January 17, 2007. The fair value of stock options granted during the year ended December 31, 2007 is based on the Black-Scholes option-pricing model. The Black-Scholes valuation method and related assumptions used to determine the fair value shown is further discussed in the Annual Report on Form 10-K filed by CIT on February 29, 2008, under the heading “Stock-Based Compensation” in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements.

29

Long-Term Incentives

Stock Options

        Each named executive officer received grants of nonqualified stock options during January 2007 and July 2007, as disclosed in the Grants of Plan-Based Awards table above. These options vest and become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant. Non-vested options generally are forfeited on termination of employment, except in the case of retirement, where unvested options continue to vest as if termination of employment did not occur. Upon termination of employment, options granted during 2007, once vested, will remain exercisable, generally until the earlier of three months after the date of termination of employment or the option expiration date, except in certain circumstances such as: (1) death or disability, in which case unvested options vest and vested options remain exercisable until the earlier of 36 months after the date of termination of employment or the option expiration date; (2) if an executive’s employment is terminated by the executive officer for “good reason” or by CIT “without cause” (in each case, as defined in each executive officer’s employment agreement and more fully described below under the heading “Employment Agreements”), in the event of a “Reduction in Force” termination (as defined in our Employee Severance Plan) for Mr. Owens, who does not have an employment agreement, or following a change of control, in which case unvested options vest and vested options remain exercisable until the earlier of 24 months after the date of termination of employment or the option expiration date; or (3) retirement, in which case unvested options continue to vest and vested options remain exercisable until the option expiration date. In general, options may be forfeited in certain circumstances, such as if the holder’s employment is terminated for cause.

Performance Shares

        Each named executive officer received grants of performance shares during January 2007, as disclosed in the Grants of Plan-Based Awards table above. Upon termination of employment, performance shares granted during 2007 are generally forfeited, except in certain circumstances such as: (1) death, disability, or if employment is terminated by the executive officer for “good reason” or by CIT “without cause” (in each case, as defined in each executive officer’s employment agreement and more fully described below under the heading “Employment Agreements”, other than for Mr. Owens who does not have an employment agreement), or following a change of control, in which case performance shares generally vest at target and are paid without regard to attainment of the performance measures; (2) in the event of a “Reduction in Force” termination for Mr. Owens, who does not have an employment agreement; or (3) retirement, in which case the target number of performance shares are prorated and remain outstanding until the end of the performance period, and are paid based on attainment of the performance measures. Each performance share includes a dividend equivalent right, pursuant to which the holder of the award is entitled to receive a cumulative amount equal to any dividends paid to the holder of a share of CIT common stock during the performance period.

30

        The following table gives information on option awards and stock awards that were outstanding for each named executive officer at December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards						Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexercise- able		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Jeffrey M. Peek							—		—	26,769	(11)	$643,253
							—		—	20,063	(12)	$482,120
							29,814	(9)	$716,430
										41,000	(13)	$985,230
	—	126,125	(2)	—	$ 49.17	7/18/14
	—	112,112	(3)	—	$ 56.54	1/17/14
	31,999	64,001	(4)	—	$ 47.28	7/19/13
	28,235	56,471	(5)	—	$ 51.43	1/18/13
	116,666	58,334	(6)	—	$ 43.01	7/19/15
	83,333	41,667	(7)	—	$ 41.89	1/18/15
	230,000	—		—	$ 39.22	1/21/14
	450,000	—		—	$ 27.65	9/3/13
Joseph M. Leone							—		—	8,888	(11)	$213,573
							—		—	8,708	(12)	$209,253
										15,000	(13)	$360,450
	—	41,875	(2)	—	$ 49.17	7/18/14
	—	37,223	(3)	—	$ 56.54	1/17/14
	13,888	27,779	(4)	—	$ 47.28	7/19/13
	12,254	24,511	(5)	—	$ 51.43	1/18/13
	45,000	22,500	(6)	—	$ 43.01	7/19/15
	36,666	18,334	(7)	—	$ 41.89	1/18/15
	85,000	—		—	$ 37.60	7/21/14
	70,000	—		—	$ 39.22	1/21/14
	201,959	—		—	$ 23.00	7/2/12
	29,890	—		—	$39.8704	2/4/12
	41,290	—		—	$74.4731	3/5/09
Thomas B. Hallman							—		—	3,095	(11)	$ 74,379
							—		—	6,131	(12)	$147,316
	—	43,750	(2)	—	$ 49.17	7/18/14
	—	38,889	(3)	—	$ 56.54	1/17/14
	14,666	29,334	(4)	—	$ 47.28	7/19/13
	12,941	25,883	(5)	—	$ 51.43	1/18/13
	50,000	25,000	(6)	—	$ 43.01	7/19/15
	36,666	18,334	(7)	—	$ 41.89	1/18/15
	85,000	—		—	$ 37.60	7/21/14
	70,000	—		—	$ 39.22	1/21/14
	213,450	—		—	$ 23.00	7/2/12
	29,890	—		—	$39.8704	2/4/12
Lawrence A. Marsiello							—		—	8,357	(11)	$200,819
							—		—	8,221	(12)	$197,539
	—	39,375	(2)	—	$ 49.17	7/18/14
	—	35,000	(3)	—	$ 56.54	1/17/14
	13,111	26,223	(4)	—	$ 47.28	7/19/13
	11,568	23,138	(5)	—	$ 51.43	1/18/13
	41,666	20,834	(6)	—	$ 43.01	7/19/15
	36,666	18,334	(7)	—	$ 41.89	1/18/15
	85,000	—		—	$ 37.60	7/21/14
	70,000	—		—	$ 39.22	1/21/14
	66,152	—		—	$ 23.00	7/2/12
	29,890	—		—	$39.8704	2/4/12
	41,290	—		—	$74.4731	3/5/09
Walter J. Owens							—		—	5,771	(11)	$138,665
							—		—	5,573	(12)	$133,925
							3,198	(10)	$76,848
										6,250	(13)	$150,188
	—	27,188	(2)	—	$ 49.17	7/18/14
	—	24,167	(3)	—	$ 56.54	1/17/14
	8,888	17,779	(4)	—	$ 47.28	7/19/13
	7,843	15,687	(5)	—	$ 51.43	1/18/13
	36,666	18,334	(6)	—	$ 43.01	7/19/15
	19,047	9,524	(8)	—	$ 41.70	3/8/15

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(1)	Shares are valued based on a $24.03 share price, the closing price of CIT common stock on the December 31, 2007, the last business day during 2007.
(2)	Stock options granted on July 18, 2007 vest in three equal annual installments, on July 18, 2008, 2009, and 2010.
(3)	Stock options granted on January 17, 2007 vest in three equal annual installments, on January 17, 2008, 2009, and 2010.
(4)	Stock options granted on July 19, 2006 vest in three equal annual installments. The amount shown represents two unvested installments as of December 31, 2007, with remaining vesting dates on July 19, 2008 and 2009.
(5)	Stock options granted on January 18, 2006 vest in three equal annual installments. The amount shown represents two unvested installments as of December 31, 2007, with remaining vesting dates on January 18, 2008 and 2009.
(6)	Stock options granted on July 19, 2005 vest in three equal annual installments. The amount shown represents one unvested installment as of December 31, 2007, with a remaining vesting date of July 19, 2008.
(7)	Stock options granted on January 18, 2005 vest in three equal annual installments. The amount shown represents one unvested installment as of December 31, 2007, with a remaining vesting date of January 18, 2008.
(8)	Stock options granted on March 8, 2005 vest in three equal annual installments. The amount shown represents one unvested installment as of December 31, 2007, with a remaining vesting date of March 8, 2008.
(9)	Restricted stock units granted on January 18, 2006 that vests in three equal installments. The amount shown represents two unvested installments as of December 31, 2007, with remaining vesting dates of January 18, 2008 and January 18, 2009.
(10)	Restricted stock granted on March 8, 2005 that vests in three equal installments. The amount shown represents one unvested installment as of December 31, 2007, with a remaining vesting date of March 8, 2008.
(11)	Performance shares granted during 2007 are linked with performance measures for the performance period commencing on January 1, 2007 and ending on December 31, 2009. Actual payouts will be determined at such time that the Compensation Committee certifies following the end of the performance period that the relevant performance measures were achieved. Awards will generally be reviewed by the Committee in January 2010. The amount shown assumes a payout at the lowest threshold attainable of 25% of target.
(12)	Performance shares granted during 2006 are linked with performance measures for the performance period commencing on January 1, 2006 and ending on December 31, 2008. Actual payouts will be determined at such time that the Compensation Committee certifies following the end of the performance period that the relevant performance measures were achieved. Awards will generally be reviewed by the Compensation Committee in January 2009. The amount shown assumes a payout at the lowest threshold attainable of 25% of target.
(13)	Portion of performance shares granted during 2005 above target, which are subject to forfeiture conditions until December 31, 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(3) ($)
(a)	(b)	(c)	(d)	(e)
Jeffrey M. Peek	—	$ —	— (2)	$ —
Joseph M. Leone	172,760	$5,558,013	30,000	$ 720,900
Thomas B. Hallman	111,152	$3,988,601	45,000	$1,081,350
Lawrence A. Marsiello	224,221	$7,077,878	45,000	$1,081,350
Walter J. Owens	—	$ —	15,698	$ 471,980

(1)	Amounts shown for Messrs. Leone, Hallman and Marsiello represent, and for Mr. Owens include, performance shares granted during 2005 that were linked with performance measures for the performance period commencing on January 1, 2005 and ending on December 31, 2007. Performance share awards are subject to certification by the Compensation Committee that CIT has met certain threshold performance measures following the end of the performance period, and the results were presented for review and certified by the Compensation Committee on March 6, 2008. The amounts shown reflect a payout of 150% of target for Messrs. Hallman and Marsiello, and 100% of target for the other named executive officers. As discussed in the CD&A, the remaining portion of the final award above target Messrs. Leone (15,000 shares valued at $360,450 based on a $24.03 share price) and Owens (6,250 shares valued at $150,188 based on a $24.03 share price), is subject to further forfeiture conditions until December 31, 2008. The amounts shown for Mr. Owens also include 3,198 shares of restricted stock that vested on March 8, 2007.
(2)	Mr. Peek elected in June 2006 to defer receipt of any final performance shares granted during 2005, that were linked with performance measures for the performance period commencing on January 1, 2005 and ending on December 31, 2007, until the termination of his employment with CIT. Mr. Peek would otherwise have received 82,000 shares valued at $1,970,460 based on a $24.03 share price, the closing price of CIT common stock on December 31, 2007. The remaining portion of the final award above target for Mr. Peek (41,000 shares valued at $985,320 based on a $24.03 share price) is subject to further forfeiture conditions until December 31, 2008. Mr. Peek also elected in January 2006 to defer receipt of Restricted Stock Units (“RSUs”) granted in January 2006 until the termination of his employment with CIT. Mr. Peek would otherwise have received 14,907 RSUs that vested during 2007.
(3)	Amounts shown represent 2005 performance shares described in footnote 1 based on a $24.03 share price, the closing price of CIT common stock on December 31, 2007. Also included for Mr. Owens is restricted stock that vested during 2007. The number of shares and value for Mr. Owens are as follows: 12,500 performance shares ($300,375 based on the closing price of $24.03 per share on December 31, 2007) and 3,198 shares of restricted stock that vested on March 8, 2007 ($171,605 based on the closing price of $53.66 per share on the vest date).

32

RETIREMENT PLANS

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)
(a)	(b)	(c)	(d)

Jeffrey M. Peek	CIT Group Inc. Retirement Plan(2)	3.33	$ 44,151
	Supplemental Retirement Plan(3)	3.33	$ 350,440
	Executive Retirement Plan(4)	3.33	$2,212,832

			$2,607,423

Joseph M. Leone	CIT Group Inc. Retirement Plan(2)	23.67	$ 259,302
	Supplemental Retirement Plan(3)	23.67	$ 595,626
	Executive Retirement Plan(4)	23.67	$1,890,710

			$2,745,638

Thomas B. Hallman	CIT Group Inc. Retirement Plan(2)	11.67	$ 126,349
	Supplemental Retirement Plan(3)	11.67	$ 435,634
	Executive Retirement Plan(4)	11.67	$1,533,576

			$2,095,559

Lawrence A. Marsiello	CIT Group Inc. Retirement Plan(2)	32.42	$ 439,070
	Supplemental Retirement Plan(3)	32.42	$ 815,444
	Executive Retirement Plan(4)	32.42	$2,789,490

			$4,044,004

Walter J. Owens	CIT Group Inc. Retirement Plan(2)	1.83	$ 18,590
	Supplemental Retirement Plan(3)	1.83	$ 66,688
	Executive Retirement Plan(4)	1.83	$ 116,081

			$ 201,360

(1)	The actuarial present value of accumulated benefits was computed on the basis of the same actuarial assumptions, with the exception of turnover, retirement, and pre-retirement mortality, as used to compute the accumulated benefit obligation as of December 31, 2007 and as stated in CIT’s Annual Report on Form 10-K filed on February 29, 2008, in Note 16 – “Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements. With regard to turnover, retirement, and pre-retirement mortality, the present values of the accumulated benefits payable under Retirement Plan and the Supplemental Retirement Plan have been computed based on the assumption that the executive would remain employed by CIT until age 65 (the normal retirement age as defined in both plans) and then retire and collect the accumulated benefit. The present values of the accumulated benefits payable under the Executive Retirement Plan has been computed based on the assumption that the executive would remain employed by CIT until the later of age 62.5 for Mr. Peek or age 60 in the case of each other named executive officer (the youngest age at which benefits can be received without any reduction) or the youngest age of benefit eligibility, and then retire and collect the accumulated benefit. As further described under Retirement Arrangements for named executive officers below, as well as in footnote 4 to the Summary Compensation Table, each named executive officer, other than Mr. Peek, will be eligible for early retirement benefits upon reaching 55 years of age with ten years of benefit service. Mr. Marsiello and Mr. Hallman met this requirement as of December 31, 2007.
(2)	The Retirement Plan is our tax-qualified plan and is further described under “Retirement Arrangements for Named Executive Officers” in this Proxy Statement.
(3)	The Company maintains the Supplemental Retirement Plan for employees, including the named executive officers, whose benefit in the Retirement Plan is subject to limitations imposed under the U.S. tax code. The Supplemental Retirement Plan is further described under “Retirement Arrangements for Named Executive Officers” in this Proxy Statement.
(4)	The Executive Retirement Plan is a nonqualified plan and is further described under “Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

33

Retirement Arrangements for Named Executive Officers

        In addition to the CIT Group Inc. Savings Incentive Plan (the “Savings Incentive Plan”), our 401(k) plan, which is described in our Annual Report on Form 10-K for the year ended December 31, 2007, filed by CIT on February 29, 2008, in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements, we maintain three retirement arrangements in which Messrs. Peek, Leone, Hallman, Marsiello, and Owens participate: the Executive Retirement Plan, the Supplemental Retirement Plan, and the Retirement Plan. The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible employees in the United States.

        Participation in the Executive Retirement Plan is limited to existing participants who are key executives that have been designated by the Compensation Committee. The Executive Retirement Plan provides for an annual retirement benefit based upon a formula that takes into account the executive’s final base compensation and years of benefit service with CIT. The Executive Retirement Plan defines final base compensation as the highest base compensation for any consecutive twelve-month period in the five years prior to retirement. Benefit service generally means service taken into account for purposes of the Retirement Plan. The benefit under the Executive Retirement Plan formula is reduced by the actuarial equivalent value of the benefits payable under the Supplemental Retirement Plan, the Retirement Plan, and certain predecessor plans of CIT.

        Benefits under the Executive Retirement Plan are paid in the form of an annuity for life beginning at an executive’s normal retirement date. Normal retirement date is defined as age 65 with at least ten years of benefit service. An executive who is age 55 and who has at least ten years of benefit service may also elect to retire early with a benefit that is reduced if benefits start before age 60. Executives may elect to have benefits under the Executive Retirement Plan paid in the form of a joint and survivor annuity over the combined lives of the executive and the executive’s beneficiary, or as a life annuity.

        No benefits are payable under the Executive Retirement Plan if an executive terminates employment prior to attaining ten years of benefit service, except in the case of Mr. Peek for whom special provisions of his employment contract provide for an unreduced benefit with five years of benefit service, or in situations where the Board elects to terminate the plan or a change of control has occurred. Under certain circumstances, if an executive terminates employment with ten years of service and prior to attaining age 55, the benefit under the plan is paid in a lump sum.

        The Retirement Plan covers all officers and employees in the United States who have one year of service and are 21 years of age or older. The Retirement Plan was revised in 2000 to convert to a new “cash balance” formula, which became effective January 1, 2001. Under this new formula, except for certain grandfathered participants, each participant’s accrued benefit as of December 31, 2000 was converted to a lump sum amount and each year thereafter the participant’s account balance is to be credited with a percentage of the participant’s benefit pay depending on the participant’s period of service as follows:

Period of Service	% of Benefits Pay
1 – 9 years	5
10 – 19 years	6
20 – 29 years	7
30 years or more	8

        For purposes of the Retirement Plan, benefits pay generally means base salary, certain annual incentive awards, sales incentives and commissions, subject to certain limits under the plan and imposed under the U.S. tax code. Account balances under the cash balance portion of the Retirement Plan also receive annual interest credits, subject to certain government limits. For 2007, the interest credit was 4.78%. Upon termination after three years (five years if not employed after 2007) of employment or upon retirement, a participant’s benefit under the Retirement Plan is generally payable, at the election of the participant, in an annuity or lump sum.

        Messrs. Leone, Hallman, and Marsiello began earning benefits under the cash balance formula effective January 1, 2001. Messrs. Peek and Owens began earning benefits under the cash balance formula effective September 3, 2004 and March 8, 2006, respectively.

        The Supplemental Retirement Plan covers executives of CIT whose benefits under the Retirement Plan are limited by operation of the U.S. tax code. Each of Messrs. Peek, Leone, Hallman, Marsiello, and Owens participate in the Supplemental Retirement Plan. Any benefits under

34

the Supplemental Retirement Plan are paid in a lump sum following a participant’s termination of employment with CIT.

        The Executive Retirement Plan also provides death benefits for each of Messrs. Peek, Leone, Hallman, Marsiello, and Owens in the event the executive dies while actively employed by CIT. The amount of this benefit is generally equal to three times base salary. We have purchased corporate-owned life insurance to fund this benefit and the retirement benefits payable under the Executive Retirement Plan.

        The U.S. tax code requires the payment of the portion of benefits earned after December 31, 2004 for executive officers under the Executive Retirement Plan and the Supplemental Retirement Plan (including potentially each of the named executive officers) to be delayed for six months if the officer’s employment ends for any reason other than death or disability. Payments that are delayed as a result of this tax law earn interest at a short-term rate until paid to the officer.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Balance at Last FYE ($)
(a)	(b)	(d)		(f)

Jeffrey M. Peek	$952,500 (1)	$183,576		$2,288,375
Joseph M. Leone(2)	$ —	$ 2,551	(3)	$ 46,613	(4)
Thomas B. Hallman(2)	$ —	$ 1,411	(3)	$ 24,273	(4)
Lawrence A. Marsiello(2)	$ —	$ 4,799	(3)	$ 63,252	(4)
Walter J. Owens	$ —	$ 78,164		$ 651,987

(1)	The amount shown includes $200,000 of salary and $752,500 of Mr. Peek’s annual cash incentive award paid in February 2007 under CIT’s prior annual cash incentive award plan for performance in 2006. The $200,000 was included in “Salary” and the $752,500 was included in “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for 2006.
(2)	Messrs. Leone, Hallman, and Marsiello did not elect to participate in the CIT Group Inc. Deferred Compensation Plan.
(3)	Amounts shown represent earnings during 2007 related to balances in the Supplemental Savings Plan (“SSP”). SSP balances reflect accrued benefits prior the conversion of the Retirement Plan to a “cash balance” formula in 2001. No employee or employer contributions were made during 2007 or will be made in the future to the SSP.
(4)	Amounts shown represent SSP balances as of December 31, 2007.

Deferred Compensation Plan

        In 2005, we adopted the Deferred Compensation Plan, which we refer to as the DCP, which allows approximately 250 senior officers (including all of the named executive officers) the opportunity to defer payment of a portion of their base salary, up to a maximum of 50%, and certain incentive payments, up to a maximum of 75%. Deferred amounts are notionally invested in various investment benchmarks selected by the participant from those offered under the plan and that are aligned with those offered to participants under the Savings Incentive Plan. Changes may be made on a daily basis. Participant deferrals under this plan are payable upon separation from service or in an elected calendar year, or in the event of a participant’s death, disability or unforeseeable emergency. Our obligations under the DCP are unsecured general obligations.

        In addition, under the terms of our Long-Term Incentive Plan, Mr. Peek elected to defer payment of his January 2006 restricted stock units and his 2005-2007 PSUs, pursuant to the provisions of his applicable award agreements, when those shares vest and become payable on each applicable vesting date.

Supplemental Savings Plan

        Participants in the Supplemental Savings Plan receive an allocation of amounts that were not able to be contributed to the flexible retirement contribution account under the Savings Incentive Plan as a result of limits imposed under the U.S. tax code. Such amounts are notionally invested in the same investments as the participant’s flexible retirement contributions under the Savings Incentive Plan. Payments are made in a lump sum following the participant’s separation from service.

Employment Agreements

        Currently, two of the named executive officers are party to employment agreements with CIT: Jeffrey

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M. Peek and Joseph A. Leone. Thomas B. Hallman retired effective December 31, 2007 and received only those payments and benefits that were due to him under his employment agreement effective at the time of his retirement. Lawrence Marsiello resigned, as of February 29, 2008, for “good reason” (as defined in his employment agreement effective at the time of his resignation). Walter J. Owens is not party to an employment agreement.

Jeffrey M. Peek

        Mr. Peek’s employment agreement, dated September 3, 2006 and as amended on December 10, 2007, provides that he will serve as our CEO and as Chairman of our Board. The employment agreement is for an initial term of three years. Upon expiration, the term may be extended for additional one-year periods by written agreement between the parties.

Compensation and Benefits

        Under his employment agreement, Mr. Peek receives a base salary at an annual rate of $800,000. His base salary is reviewed when the salaries of all our executive officers are reviewed, and, once increased, may not later be reduced. Mr. Peek is also entitled to an annual bonus pursuant to our incentive plans and programs. The performance targets and criteria for payment of his annual bonus will be established by the Compensation Committee pursuant to EPS, ROCE, net income and other such guidelines. Mr. Peek’s target bonus will not be less than 200% of his base salary.

        Mr. Peek’s employment agreement provides for his participation in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally available to senior executives. In addition, the employment agreement provides for continued participation in CIT’s Executive Retirement Program and all other supplemental and excess retirement plans on terms no less favorable than provided immediately prior to the effective date of their respective agreements. Mr. Peek is also eligible to receive benefits under the CIT retiree medical and life insurance plan.

        Mr. Peek is further entitled to be reimbursed $25,000 for financial planning assistance, is entitled to use a car owned by CIT and the services of a driver employed by CIT, and is authorized to use CIT’s corporate aircraft for business travel and personal travel if CIT’s security provider determines Mr. Peek’s use of CIT’s corporate aircraft is necessary for security reasons.

Termination

        Mr. Peek’s employment may be terminated by us with or without “cause,” or Mr. Peek may resign with or without “good reason” (each, as defined below). In the event that his employment is terminated by CIT without cause or Mr. Peek resigns for good reason, Mr. Peek is generally entitled to receive a prorated bonus, continued salary and bonus for three years, continued benefits for up to three years, two years of age and service credit under all relevant CIT retirement plans, and outplacement services. In addition, all of Mr. Peek’s outstanding equity compensation awards will fully vest and he will generally have two years to exercise outstanding options (five years for options granted in 2003 and 2004).

        In the event of a termination of employment due to Mr. Peek’s death or disability, Mr. Peek (or his estate) is entitled to a lump sum payment equal to his annual base salary, a prorated bonus payment, full accelerated vesting with respect to his outstanding equity compensation awards, and amounts due under CIT’s general benefits plans and programs, if any. In addition, for a termination due to disability, Mr. Peek is entitled to continue to accrue age and service credit through retirement for purposes of CIT’s retirement plans. In the event of a termination due to retirement, Mr. Peek is entitled to a prorated bonus payment.

        Under his employment agreement, “cause” generally means (i) willful and continued failure to substantially perform his duties; (ii) willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company or its affiliates; (iii) conviction of a felony or guilty or nolo contendere plea with respect thereto; or (iv) a material breach of the restrictive covenants of his employment agreement. “Good reason” generally means the occurrence of any of the following without Mr. Peek’s consent: (i) assignment to him of any duties materially inconsistent with his position; (ii) any material failure by CIT to comply with any of the provisions of compensation provisions of his employment agreement; (iii) relocation to any office or location more than fifty miles from New York, New York; (iv) any purported termination by CIT of his employment otherwise than as expressly permitted by the employment agreement; (v) any failure by CIT to offer to renew the employment agreement on the terms and conditions at least as favorable as in the final full calendar year of the employment

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agreement, unless, at the time of a failure to renew the employment agreement, Mr. Peek has reached the age of 65; or (vi) any failure by CIT to require any successor to assume the employment agreement.

Change of Control

        In the event of a change of control (as defined in the employment agreement), the term of the employment agreement will be extended to the second anniversary of the change of control. In addition, in the event Mr. Peek’s employment is terminated without cause or by him for good reason during the two year extension period, the executive will receive the same severance payments and benefits described above for a termination “without cause”, except that continued salary and bonus will be paid in a lump sum.

        In the event that Mr. Peek becomes subject to excise taxes under Section 4999 of the U.S. tax code, he will receive a gross up payment equal to the amount of such excise taxes.

Restrictive Covenants

        Mr. Peek’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for two years following a resignation without good reason or a termination of employment by CIT for cause, Mr. Peek may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States that is in competition with any lines of business that account for at least 10% of CIT’s gross revenues, or (ii) disparage or publicly criticize CIT or any of its affiliates. (Mr. Peek’s ownership interest of less than 1% of any class of publicly traded securities is not considered a violation of the provision summarized in the preceding sentence.) In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Peek may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring, or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

Joseph A. Leone

        Mr. Leone’s employment agreement, as amended on November 12, 2007, is substantially similar to Mr. Peek’s employment agreement, except for the following:

•	As amended, Mr. Leone’s employment agreement provides that any termination or resignation will be treated as a “retirement,” except for terminations that are due to death or disability; for cause; without cause during the change of control extension period; or due to resignation for any reason prior to the date of Mr. Leone’s 55th birthday (May 26, 2008).
•	As amended, Mr. Leone’s employment agreement provides that he will be deemed to be age 55 for purposes of our retirement plans if he is involuntarily terminated without cause before May 26, 2008.
•	As a result of the changes to the retirement provisions, Mr. Leone’s amended employment agreement eliminates the concepts of “good reason” and “evergreen” renewal in the employment agreement.
•	As amended, Mr. Leone’s employment agreement requires him to sign a release of claims in connection with his retirement or termination without cause.
•	Mr. Leone’s employment agreement provides for an annual base salary at a rate of no less than the rate immediately prior to the effective date of the agreement.
•	Mr. Leone is entitled to an annual bonus opportunity based on the performance of CIT and its business units, in accordance with CIT’s incentive plans and programs (with a target bonus of at least 150% of annual base salary).
•	Mr. Leone is not entitled to Mr. Peek’s special perquisites (i.e., financial planning assistance, corporate car and driver and use of corporate aircraft).
•	In the event of termination without cause, Mr. Leone’s continuation of salary, bonus and benefits will be for 2.5 years.
•	Mr. Leone’s non-competition and non-solicitation obligations extend for one year following termination of employment for any reason. Competitive businesses include any business in the United States that is in

37

competition with any lines of business actively being conducted by CIT on the date of termination of employment.

Thomas B. Hallman

        Mr. Hallman retired effective December 31, 2007. Upon his retirement, he received the benefits to which he was entitled pursuant to his employment agreement in effect as of the date of his retirement, i.e., a severance bonus equal to the amount of his target bonus for 2007, and timely payment or provision of the benefits he is eligible to receive under the applicable CIT benefit plans. Mr. Hallman also received outplacement services and is not subject to non-competition or non-solicitation covenants.

Lawrence A. Marsiello

        As part of CIT’s succession planning, Mr. Marsiello, under the terms of his employment agreement, resigned for good reason, effective February 29, 2008, due to the promotion of Nancy J. Foster to Chief Risk Officer.

        Pursuant to his employment agreement effective as of his resignation, Mr. Marsiello received the following payments: a prorated bonus for 2008; continued salary and bonus for 2.5 years; continued benefits for two years; two years of age and service credit under all relevant CIT retirement plans; and outplacement services.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        As described above, we have entered into certain agreements and maintain certain plans that will require CIT to provide compensation to our named executive officers in the event of a termination of employment of the named executive officer or a change of control of CIT. The amount of compensation payable to each named executive officer in each situation is listed in the tables below. Under each named executive officer’s employment agreement, the named executive officer is entitled to certain payments and benefits upon resignation for “good reason,” termination “without cause,” and termination due to death, disability and change of control. The tables below quantify the estimated payments and benefits that would be provided to our named executive officers under their respective employment agreements.

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Jeffrey M. Peek

        The following table describes the potential payments due to Mr. Peek upon termination of his employment or a change of control of CIT under contractual arrangements and applicable plans as of December 31, 2007.

Executive Benefits and Payments Upon Termination	Retirement(1) ($)	Involuntary or Good Reason Termination, or COC(1) ($)		Death(1) ($)	Disability(1) ($)
Compensation
Base Salary(2)	$ —	$ —		$ 800,000	$ 800,000
Severance Bonus(3)	$ —	$ 2,870,500		$ 2,870,500	$2,870,500
Severance Payment(4)	$ —	$11,011,500		$ —	$ —
Long Term Incentives(5)
Performance Shares
(2006-2008 Performance Period)	$ —	$ 1,928,480		$ 1,928,480	$1,928,480
(2007-2009 Performance Period)	$ —	$ 2,573,012		$ 2,573,012	$2,573,012
Stock Options / SARs
Unvested and Accelerated	$ —	$ —		$ —	$ —
Restricted Stock Units
Unvested and Accelerated	$716,430	$ 716,430		$ 716,430	$ 716,430
Cumulative Dividend Equivalents	$ 53,665	$ 289,145		$ 289,145	$ 289,145
Benefits and Perquisites
Incremental Nonqualified Pension(6)
Supplemental Retirement Plan	$ —	$ 587,127		$ —	$ 371,149
New Executive Retirement Plan	$ —	$ 3,985,717		$ —	$ —
Medical/Dental Insurance(7)	$ —	$ 72,000		$ —	$ —
Life Insurance(8)	$ —	$ 2,000		$ —	$ —
Disability Insurance(9)	$ —	$ 45,000		$ —	$ —
Life Insurance Proceeds(10)	$ —	$ —		$ 2,400,000	$ —
280G Tax Gross-up(11)	$ —	$11,500,994		$ —	$ —
Total	$770,096	$35,581,905	(12)	$11,577,567	$9,548,716

(1)	The amounts shown represent payments or the present value of future benefits as of December 31, 2007 to be provided to the named executive officer in connection with a termination of employment (i) due to retirement, (ii) by the executive for “good reason” or by CIT “without cause”, each as defined in his employment contract, in connection with a change of control (COC), or (iii) by death or disability. A voluntary termination by the named executive officer, other than retirement, generally does not result in any incremental amounts or benefits.
(2)	Represents one times base salary.
(3)	Severance bonus is calculated using the average annual bonus for the two calendar years preceding the date of termination or, if higher, the executive’s target bonus for the year, and may be prorated to correspond with the portion of the year ending at termination.
(4)	Calculated based on three-times the sum of base salary plus severance bonus.
(5)	Long-term incentive payments are calculated based on the closing price of our common stock as of December 31, 2007 of $24.03, the last business day of the year. The treatment upon termination for each type of equity award shown in this table is further described under the heading “Long-Term Incentives” following the Grant of Equity-Based Awards Table.
(6)	As of December 31, 2007, Mr. Peek was not yet eligible to receive any benefits under the Supplemental Retirement Plan and New Executive Retirement Plan upon retirement. In the case of termination by the executive for “good reason” or by CIT “without cause”, an additional two years of age and service credit under all relevant CIT retirement plans would be applicable which would result in benefits payable under the Supplemental Retirement Plan and New Executive Retirement Plan. In the case of termination due to disability, Mr. Peek is entitled to continue to accrue age and service credit through retirement, which is assumed to occur at age 65 for purposes of the amounts shown above, which would result in benefits payable under the Supplemental Retirement Plan.
(7)	Represents the estimated value of medical or dental coverage premiums for individual policies to provide coverage for a period of three years.
(8)	Represents the estimated cost of company provided basic group life insurance that provides one times base salary plus the cost of accidental death and dismemberment insurance that provides one times base salary. The base salary is capped at $500,000 under the plan.
(9)	Estimated cost to purchase individual disability insurance policy coverage for a period of three years.
(10)	Life insurance proceeds based on three times annual base salary.
(11)	Represents an estimate of excise tax pursuant to Section 280G of the U.S. tax code and the related contractual gross-up based on the value of amounts and benefits payable under each termination scenario.
(12)	The total amount for a termination without cause or resignation for good reason not in connection with a change of control is $24,080,911 (i.e., the total less Section 280G tax gross-up).

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Joseph M. Leone

        The following table describes the potential payments due to Mr. Leone upon termination of his employment or a change of control of CIT under contractual arrangements and applicable plans as of December 31, 2007.

Executive Benefits and Payments Upon Termination	Voluntary Termination Including Retirement(1) ($)	Involuntary Termination(1) ($)	COC(1) ($)	Death(1) ($)	Disability(1) ($)
Compensation
Base Salary(2)	$ —	$ —	$ —	$ 500,000	$ 500,000
Severance Bonus(3)	$ —	$1,012,500	$ 1,012,500	$1,012,500	$1,012,500
Severance Payment(4)	$ —	$ —	$ 3,781,250	$ —	$ —
Long Term Incentives(5)
Performance Shares
(2006—2008 Performance
Period)	$ —	$ 837,013	$ 837,013	$ 837,013	$ 837,013
(2007—2009 Performance
Period)	$ —	$ 854,291	$ 854,291	$ 854,291	$ 854,291
Stock Options / SARs
Unvested and Accelerated	$ —	$ —	$ —	$ —	$ —
Cumulative Dividend
Equivalents	$ —	$ 91,282	$ 91,282	$ 91,282	$ 91,282
Benefits and Perquisites
Incremental Nonqualified Pension(6)
Supplemental Retirement Plan	$635,068	$ 883,741	$ 883,741	$ 635,068	$ 659,443
New Executive Retirement Plan	$ —	$2,723,512	$ 2,723,512	$ —	$1,849,224
Medical/Dental Insurance(7)	$ —	$ —	$ 60,000	$ —	$ —
Life Insurance(8)	$ —	$ —	$ 2,000	$ —	$ —
Disability Insurance(9)	$ —	$ —	$ 37,500	$ —	$ —
Life Insurance Proceeds(10)	$ —	$ —	$ —	$1,500,000	$ —
280G Tax Gross-up(11)	$ —	$ —	$ 3,934,697	$ —	$ —
Total	$635,068	$6,402,339	$14,217,786	$5,430,153	$5,803,752

(1)	The amounts shown represent payments or the present value of future benefits as of December 31, 2007 to be provided to the named executive officer in connection with a termination of employment (i) due to retirement, (ii) by CIT, (iii) in connection with a change of control (COC), or (iv) by death or disability. A voluntary termination by the named executive officer generally does not result in any incremental amounts or benefits other than the Supplemental Retirement Plan.
(2)	Represents one times base salary.
(3)	Severance bonus is calculated using the average annual bonus for the two calendar years preceding the date of termination or, if higher, the executive’s target bonus for the year, and may be prorated to correspond with the portion of the year ending at termination.
(4)	Calculated based on the sum of two and one-half times base salary plus severance bonus.
(5)	Long-term incentive payments are calculated based on the closing price of our common stock as of December 31, 2007 of $24.03, the last business day of the year. The treatment upon termination for each type of equity award shown in this table is further described under the heading “Long-Term Incentives” following the Grant of Equity-Based Awards Table.
(6)	Present values of the annuity valued under the New Executive Retirement Plan are based on FAS 132 assumptions of a discount rate of 6.75% and the IRS 2008 mortality table.
(7)	Represents the estimated value of medical or dental coverage premiums for individual policies to provide coverage for a period of two and one-half years.
(8)	Represents the estimated cost of company provided basic group life insurance that provides one times base salary plus the cost of accidental death and dismemberment insurance that provides one times base salary. The base salary is capped at $500,000 under the plan.
(9)	Estimated cost to purchase individual disability insurance policy coverage for a period of two and one-half years.
(10)	Life insurance proceeds based on three times annual base salary.
(11)	Represents an estimate of excise tax pursuant to Section 280G of the U.S. tax code and the related contractual gross-up based on the value of amounts and benefits payable under each termination scenario.

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Thomas B. Hallman

        The following table describes the compensation and benefits that were payable to Mr. Hallman upon the termination of his employment due to his retirement from CIT, effective December 31, 2007.

Executive Benefits and Payments Upon Termination	Retirement(1) ($)
Compensation
Severance Bonus(2)	$1,050,000
Long Term Incentives(3)
Performance Shares
(2006-2008 Performance Period)	$ 589,264
(2007-2009 Performance Period)	$ 297,507
Stock Options / SARs
Unvested and Accelerated	$ —
Cumulative Dividend Equivalents	$ 51,616
Benefits and Perquisites
Incremental Nonqualified Pension(4)
Supplemental Retirement Plan	$ 483,506
New Executive Retirement Plan	$1,719,961
Total	$4,242,119

(1)	The amounts shown represent payments or the present value of future benefits as of December 31, 2007 to be provided to the named executive officer in connection with a termination of employment due to retirement.
(2)	Mr. Hallman’s severance bonus was equal to his target bonus in respect of services provided in 2007.
(3)	Outstanding performance share awards are prorated through December 31, 2007 and remain subject to the determination of final performance measures to be certified by the Compensation Committee following the end of each respective performance period. Amounts shown above are estimates based on prorated target award values and the closing price of our common stock as of December 31, 2007 of $24.03, the last business day of the year. Outstanding stock option awards as they appear in the “Outstanding Equity Awards at Fiscal Year-End” table will continue to vest and remain exercisable upon vesting through each respective expiration date.
(4)	Present values of the annuity valued under the New Executive Retirement Plan are based on FAS 132 assumptions of a discount rate of 6% and the IRS 2008 mortality table.

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Lawrence A. Marsiello

        The following table describes the compensation and benefits that were payable to Mr. Marsiello upon the termination of his employment due to his resignation from CIT for “Good Reason,” effective February 29, 2008.

Executive Benefits and Payments Upon Termination	Involuntary or Good Reason Termination(1) ($)
Compensation
Severance Bonus(2)	$ 123,288
Severance Payment(3)	$3,125,000
Long Term Incentives(4)
Performance Shares
(2006-2008 Performance Period)	$ 790,154
(2007-2009 Performance Period)	$ 803,275
Stock Options / SARs
Unvested and Accelerated	$ —
Cumulative Dividend Equivalents	$ 102,617
Benefits and Perquisites
Incremental Nonqualified Pension(5)
Supplemental Retirement Plan	$1,118,344
New Executive Retirement Plan	$3,568,983
Medical/Dental Insurance(6)	$ 60,000
Life Insurance(7)	$ 2,000
Disability Insurance(8)	$ 66,500
Total	$9,623,562

(1)	The amounts shown represent payments or the present value of future benefits as of February 29, 2008 to be provided to Mr. Marsiello in connection with his resignation from CIT for “good reason”, as defined in his employment contract.
(2)	Mr. Marsiello’s severance bonus was equal to the prorated portion of his target bonus for 2008.
(3)	Calculated based on the sum of two and one-half times base salary plus annualized severance bonus.
(4)	Outstanding performance share awards are payable based on the target number of shares awarded, and are not subject to the determination of final performance measures to be certified by the Compensation Committee following the end of each respective performance period. Amounts shown above are based on the closing price of our common stock as of February 29, 2008 of $22.22. Outstanding stock option awards, as they appear in the “Outstanding Equity Awards at Fiscal Year-End,” vest as of February 29, 2008 and remain exercisable upon vesting for the lesser of two years or through each respective expiration date.
(5)	Present values of the annuity valued under the New Executive Retirement Plan are based on FAS 132 assumptions of a discount rate of 6.75% and the IRS 2008 mortality table. Mr. Marsiello elected to receive his benefits under the New Executive Retirement Plan in the form of a life annuity with 50% survivor annuity. The monthly annuity payable to Mr. Marsiello is $23,837.70 and the monthly survivor’s benefit payable upon his death to Mr. Marsiello’s spouse is $11,918.85.
(6)	Represents the estimated value of medical or dental coverage premiums for individual policies to provide coverage for a period of two and one-half years.
(7)	Represents the estimated cost of company provided basic group life insurance that provides one times base salary plus the cost of accidental death and dismemberment insurance that provides one times base salary. The base salary is capped at $500,000 under the plan.
(8)	Estimated cost to purchase individual disability insurance policy coverage for a period of two and one-half years.

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Walter J. Owens

        The following table describes the potential payments due to Mr. Owens upon termination of his employment or a change of control of CIT under applicable plans as of December 31, 2007.

Executive Benefits and Payments Upon Termination	Retirement(1) ($)	Involuntary or Good Reason Termination(1) ($)	COC(1) ($)	Death(1) ($)	Disability(1) ($)
Compensation
Base Salary	$ —	$ —	$ —	$ —	$ —
Severance Bonus(2)	$ —	$ 450,000	$ 450,000	$ —	$ —
Severance Payment(3)	$ —	$ 900,000	$1,800,000	$ —	$ —
Long Term Incentives(4)
Performance Shares
(2006-2008 Performance Period)	$ —	$ 535,701	$ 535,701	$ 535,701	$ 535,701
(2007-2009 Performance Period)	$ —	$ 554,660	$ 554,660	$ 554,660	$ 554,660
Stock Options /SARs
Unvested and Accelerated	$ —	$ —	$ —	$ —	$ —
Restricted Stock Units
Unvested and Accelerated	$76,848	$ 76,848	$ 76,848	$ 76,848	$ 76,848
Cumulative Dividend Equivalents	$ —	$ 58,751	$ 58,751	$ 58,751	$ 58,751
Benefits and Perquisites
Incremental Nonqualified Pension(5)
Supplemental Retirement Plan	$ —	$ —	$ —	$ —	$ —
New Executive Retirement Plan	$ —	$ —	$ —	$ —	$ —
Medical/Dental Insurance(6)	$ —	$ —	$ 48,000	$ —	$ —
Life Insurance(7)	$ —	$ —	$ 2,000	$ —	$ —
Life Insurance Proceeds(8)	$ —	$ —	$ —	$1,350,000	$ —
Total	$76,848	$2,655,960	$3,525,960	$2,575,960	$1,225,960

(1)	The amounts shown represent payments or the present value of future benefits as of December 31, 2007 to be provided to the named executive officer in connection with a termination of employment (i) due to retirement, (ii) by the executive for “good reason” or by CIT “without cause”, each as defined in his employment contract, in connection with a change of control (COC), or (iii) by death or disability. A voluntary termination by the named executive officer, other than retirement, generally does not result in any incremental amounts or benefits other than the Supplemental and Executive Retirement Plans.
(2)	Severance bonus is calculated using the lesser of base salary or the average of the two highest annual bonuses for the three calendar years preceding the date of termination, and is prorated to correspond with the portion of the year ending at termination.
(3)	Calculated based on the sum of two times base salary plus, in the case of a COC, two times the severance bonus.
(4)	Long-term incentive payments are calculated based on the closing price of our common stock as of December 31, 2007 of $24.03, the last business day of the year. The treatment upon termination for each type of equity award shown in this table is further described under the heading “Long-Term Incentives” following the Grant of Equity-Based Awards Table.
(5)	Present values of the annuity valued under the New Executive Retirement Plan are based on FAS 132 assumptions of a discount rate of 6.75% and the IRS 2008 mortality table.
(6)	Represents the estimated value of medical or dental coverage premiums for individual policies to provide coverage for a period of 2 years.
(7)	Represents the estimated cost of company provided basic group life insurance that provides one times base salary plus the cost of accidental death and dismemberment insurance that provides one times base salary. The base salary is capped at $500,000 under the plan.
(8)	Life insurance proceeds based on three times annual base salary.

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DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards(3) ($) (d)	Total ($) (h)
Gary C. Butler	$60,000	$25,085	$40,665	$125,750
William M. Freeman	$60,000	$25,051	$41,498	$126,549
Hon. Thomas H. Kean	$ —	$15,012	$27,414	$ 42,426
Susan Lyne	$60,000	$35,918	$48,494	$144,412
James S. McDonald	$40,000	$ 6,946	$ 9,664	$ 56,610
Marianne Miller Parrs	$60,000	$27,853	$38,031	$125,884
Timothy M. Ring	$60,000	$25,085	$54,993	$140,076
Vice Admiral John R. Ryan	$60,000	$25,085	$46,483	$131,566
Seymour Sternberg	$60,000	$27,853	$35,223	$123,674
Peter J. Tobin	$60,000	$27,853	$46,483	$134,334
Lois M. Van Deusen	$60,000	$25,085	$38,031	$123,116

(1)	Directors receive an annual retainer of $60,000. Mr. McDonald received a prorated retainer, based upon his appointment to the Board in October 2007. As shown in the following table, the annual retainers were paid as cash or converted into restricted shares at each director’s election:
	Paid in Cash	Granted as Restricted Stock
Mr. Freeman	$51,000	$ 9,000
Messrs. Ring, Ryan, Sternberg and Tobin	$30,000	$30,000
Mr. Butler, Ms. Lyne, Ms. Miller Parrs and Ms. Van Deusen	$ —	$60,000
Mr. McDonald	$ 7,500	$32,500
$7,500 of the annual retainer paid to Mr. McDonald was ineligible to be received as restricted shares. On January 17, 2008, we granted 1,537 shares of restricted stock to Mr. McDonald pursuant to his election, based on the fair market price of CIT common stock on the date of grant of $21.15 per share. This grant vests 100% on the first anniversary of the date of the award. The grant date fair value of this grant was $32,508. This award is not included in the amounts shown in the Stock Awards column in the table above.
On May 8, 2007, restricted stock was granted at each director’s election based on the fair market price of CIT common stock on the date of grant of $60.22 per share. These grants vest 100% on the first anniversary of the date of the award. The number and grant date fair value of these grants were as follows: Mr. Butler – 499 shares ($30,050), Mr. Freeman – 75 shares ($4,517), Ms. Lyne – 499 shares ($30,050), Ms. Miller Parrs – 499 shares ($30,050), Mr. Ring – 250 shares ($15,055), Mr. Ryan – 250 shares ($15,055), Mr. Sternberg – 250 shares ($15,055), Mr. Tobin – 250 shares ($15,055), and Ms. Van Deusen – 499 shares ($30,050).
On October 17, 2007, we granted restricted stock at each director’s election based on the fair market price of CIT common stock on the date of grant of $34.98 per share. These grants vest 100% on the first anniversary of the date of the award. The number and grant date fair value of these grants were as follows: Mr. Butler – 858 shares ($30,013), Mr. Freeman – 129 shares ($4,512), Ms. Lyne – 858 shares ($30,013), Ms. Miller Parrs – 858 shares ($30,013), Mr. Ring – 429 shares ($15,006), Mr. Ryan – 429 shares ($15,006), Mr. Sternberg – 429 shares ($15,006), Mr. Tobin – 429 shares ($15,006), and Ms. Van Deusen – 858 shares ($30,013).
(2)	Represents the stock award compensation cost recognized during 2007 pursuant to FAS 123R for each Director, other than for shares of restricted stock granted as part of the annual retainer. The valuation method and related assumptions used to determine the stock award compensation cost recognized during 2007 is further discussed in our Annual Report on Form 10-K filed by CIT on February 29, 2008, under the heading “Restricted Stock” in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements.
On May 8, 2007, restricted stock was granted to each director based on the fair market price of CIT common stock on the date of grant of $60.22 per share. These grants vest in three equal installments on the first, second, and third anniversaries of the date of the award. The number and grant-date fair value of these grants were as follows: Mr. Butler – 748 shares ($45,045), Mr. Freeman – 748 shares ($45,045), Ms. Lyne – 748 shares ($45,045), Ms. Miller Parrs – 831 shares ($50,043), Mr. Ring – 748 shares ($45,045), Mr. Ryan – 748 shares ($45,045), Mr. Sternberg – 831 shares ($50,043), Mr. Tobin – 831 shares ($50,043), and Ms. Van Deusen – 748 shares ($45,045).
On October 17, 2007, we granted 2,383 shares of restricted stock to Mr. McDonald based on the fair market price of CIT common stock on the date of grant of $34.98 per share. This grant vests in three equal installments on the first, second and third anniversaries of the date of the award. The grant date fair value of this grant was $83,357.

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The number of unvested restricted stock awards outstanding at December 31, 2007, including the grants made during 2007 but not including the grant made to Mr. McDonald in January 2008, was as follows: Mr. Butler – 2,710 shares, Mr. Freeman – 1,557 shares, Ms. Lyne – 3,179 shares, Mr. McDonald – 2,383, Ms. Miller Parrs – 2,859 shares, Mr. Ring – 2,032 shares, Mr. Ryan – 2,032 shares, Mr. Sternberg – 2,836 shares, Mr. Tobin – 2,181 shares, and Ms. Van Deusen – 2,710 shares.
(3)	Represents the stock option compensation cost recognized during 2007 pursuant to FAS 123R, for each director. The valuation method and related assumptions used to determine the stock option compensation cost recognized during 2007 is further discussed in the Annual Report on Form 10-K filed by CIT on February 29, 2008, under the heading “Long-Term Incentive Plan” in “Note 16 – Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements.
On May 8, 2007, we granted stock options to our directors with an exercise price based on the fair market value of CIT common stock on the date of grant of $60.22 per share. These grants vest in three equal installments on the first, second and third anniversaries of the date of the award. The number and grant date fair value of these grants were as follows: Mr. Butler – 2,250 options ($38,974), Mr. Freeman – 2,750 options ($47,635), Ms. Lyne – 2,250 options ($38,974) Ms. Miller Parrs – 2,250 options ($38,974), Mr. Ring – 2,250 options ($38,974), Mr. Ryan – 2,750 options ($47,635), Mr. Sternberg – 2,250 options ($38,974), Mr. Tobin – 2,750 options ($47,635), and Ms. Van Deusen – 2,250 options ($38,974).
On October 17, 2007, 7,274 stock options were granted to Mr. McDonald based on the fair market price of CIT common stock on the date of grant of $34.98 per share. These options vest in three equal installments on the first, second and third anniversaries of the date of the award. The grant date fair value of this grant was $96,212.
The number of stock options outstanding at December 31, 2007, including the grants made during 2007, was as follows: Mr. Butler – 23,364 options, Mr. Freeman – 26,813 options, Ms. Lyne – 7,250 options, Mr. McDonald – 7,274 options, Ms. Miller Parrs – 29,150 options, Mr. Ring – 19,552 options, Mr. Ryan – 29,047 options, Mr. Sternberg – 6,157 options, Mr. Tobin – 41,711 options, and Ms. Van Deusen – 30,393 options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The table below shows the name and address of each person or company known to CIT that beneficially owns in excess of 5% of any class of voting stock. Information in this table is as of December 31, 2007, based upon reports on Schedule 13G filed with the Securities and Exchange Commission on or before February 15, 2008.

Title of Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
Common Stock	Wellington Management	(1) 11,843,920	6.25%
	Company, LLP
	75 State Street
	Boston, MA 02109

Common Stock	Barclays Global Investors, NA	(2) 10,827,456	5.71%
	45 Fremont Street, 17th Floor
	San Francisco, CA 94105

(1)	Wellington Management Company, LLP reports shared voting power over 8,369,351 shares and shared dispositive power over 11,814,120 shares.
(2)	Barclays Global Investors, NA reports sole voting power over 9,269,227 shares and sole dispositive power over 10,827,456 shares.

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Security Ownership of Directors and Executive Officers

        The table below shows, as of February 15, 2008, the number of shares of CIT common stock owned by each director, by the named executive officers, and by the directors and executive officers as a group.

Name of Individual	Amount and Nature of Beneficial Ownership (CIT Common Stock and Exchangeable Shares)(1)(2)(3)(4)(5)	Percentage of Class
Jeffrey M. Peek(6)	1,457,243.61	*
Gary C. Butler	38,526.87	*
William M. Freeman	25,398.56	*
Susan M. Lyne	6,048.00	*
James S. McDonald	3,920.00	*
Marianne Miller Parrs	34,221.87	*
Timothy M. Ring	18,387.93	*
John R. Ryan	27,103.93	*
Seymour Sternberg	7,126.92	*
Peter J. Tobin	39,606.00	*
Lois M. Van Deusen	33,056.32	*
Thomas B. Hallman	693,274.02	*
Joseph M. Leone	705,667.52	*
Lawrence A. Marsiello	637,762.68	*
Walter J. Owens	118,215.00	*
All Directors and Executive
Officers as a group (21 persons)	4,497,179.12	2.31%

*	Represents less than 1% of our total outstanding Common Stock.
(1)	Includes shares of restricted stock issued under our existing and prior equity compensation plans, for which the holders have voting rights, but for which ownership has not vested, in the following amounts: Mr. Butler – 2,710 shares, Mr. Freeman – 1,557 shares, Ms. Lyne – 3,179 shares, Mr. McDonald – 3,920 shares, Ms. Parrs – 2,859 shares, Mr. Ring – 2,032 shares, Mr. Ryan – 2,032 shares, Mr. Sternberg – 2,836 shares, Mr. Tobin – 2,181 shares and Ms. Van Deusen – 2,710 shares. Includes 3,198 shares of restricted stock issued to Mr. Owens under our prior equity compensation plan, for which the holder has voting rights and for which ownership is scheduled to vest within 60 days after February 15, 2008.
(2)	Includes shares of CIT common stock issuable pursuant to stock options awarded under our existing and prior equity compensation plans that have vested or are scheduled to vest within 60 days after February 15, 2008 in the following amounts: Mr. Peek – 1,047,505 shares, Mr. Butler – 18,293 shares, Mr. Freeman – 21,242 shares, Ms. Lyne – 1,665 shares, Ms. Parrs – 24,079 shares, Mr. Ring – 14,481 shares, Mr. Ryan – 22,848 shares, Mr. Sternberg – 1,770 shares, Mr. Tobin – 35,512 shares, Ms. Van Deusen – 25,322 shares, Mr. Hallman – 556,850 shares, Mr. Leone – 578,943 shares, Mr. Marsiello – 436,912 shares and Mr. Owens – 97,866 shares.
(3)	Includes performance shares issued under our existing and prior equity compensation plans that are scheduled to vest within 60 days after February 15, 2008 for which holders will have voting rights upon vesting, in the following amounts: Mr. Peek – 82,000 shares, Mr. Hallman – 45,000 shares, Mr. Leone – 30,000 shares, Mr. Marsiello – 111,310 shares and Mr. Owens – 12,500 shares.
(4)	Excludes performance shares at target issued under our existing and prior equity compensation plans, for which the holders do not have voting rights, and for which ownership has not vested, in the following amounts: Mr. Peek – 228,328 shares, Mr. Hallman – 36,903 shares, Mr. Leone – 85,383 shares and Mr. Owens – 51,625 shares. Also excludes 14,907 restricted stock units issued to Mr. Peek under our prior equity compensation plan, for which he does not have voting rights and which have not vested, and 29,814 vested restricted stock units that Mr. Peek elected to defer receipt of and for which he does not have voting rights.
(5)	Includes 29,214 shares of restricted stock issued under our existing and prior equity compensation plans to executive officers and directors as a group for which they have voting rights, but for which ownership has not vested, 327,686 performance shares scheduled to vest within 60 days after February 15, 2008 for which holders will have voting rights upon vesting, and 3,401,997 shares of CIT common stock issuable pursuant to stock options awarded under our existing and prior equity compensation plans to all executive officers and directors as a group that have vested or will vest within 60 days after February 15, 2008. Excludes 470,011 performance shares and 14,907 restricted stock units issued under our existing and prior equity compensation plans to all executive officers as a group, for which the holders do not have voting rights and for which ownership has not vested, and 29,814 vested restricted stock units that have been deferred and that do not have voting rights.
(6)	Includes 3,000 shares of CIT common stock held in trusts for his children for which Mr. Peek has disclaimed beneficial ownership.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have in the past and may in the future enter into certain transactions with affiliates, other than directors and executive officers. Such transactions have been, and it is anticipated that such transactions will continue to be, entered into on an arms length basis at a fair market value for the transaction.

        Affiliates of Barclays Global Investors, NA, a stockholder of CIT, provide banking and investment banking services to CIT. These services are provided in the ordinary course of business. During 2007, CIT paid Barclays approximately $4.4 million for services rendered, including fees for cash management services, underwriting fees for issuing unsecured debt and asset backed securities, facility fees for bank credit facilities, fees for hedging activities to protect against certain risks, such as interest rate and currency exchange fluctuations, and investment fees primarily for overnight investments.

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PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017, as independent auditors to audit CIT’s financial statements, to review management’s assessment of the effectiveness of internal control over financial reporting as of and for the year ending December 31, 2008, and to perform appropriate auditing services. A resolution will be presented at the meeting to ratify the appointment. The affirmative vote of a majority of the number of votes entitled to be cast by the common stock represented at the meeting is needed to ratify the appointment. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the selection of independent auditors.

        PwC has audited our financial statements since June 2001. A member of PwC will be present at the meeting, will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to stockholders’questions.

Fees for Professional Services

        The table below shows the aggregate fees for professional services billed by PwC related to the years ended December 31, 2007 and December 31, 2006 (in millions):

	Year ended December 31, 2007	Year ended December 31, 2006
Audit fees (a)	$13.78	$12.16
Audit-related fees (b)	.28	0.28
Tax fees (c)	.69	0.93
All other fees (d)	.01	0.09

Total Fees	$14.76	$13.46

(a)	Audit fees include fees billed for audit services related to the respective fiscal years presented, including the audit of CIT’s consolidated financial statements and effectiveness of internal controls over financial reporting, limited reviews of CIT’s unaudited interim financial statements, and as appropriate, statutory and subsidiary audits, issuances of comfort letters, consents, income tax provision procedures and assistance with review of documents filed with the Securities and Exchange Commission. The Audit fees in the 2006 column have been updated compared to the proxy statement filed on April 4, 2007 to include fees for subsidiary audits related to fiscal 2006 that were agreed to after the filing of the previous proxy statement.
(b)	Audit related fees include fees billed in each of the respective years presented for assurance and related services, including audits of employee benefit plans, review of our service centers, and guidance related to emerging accounting standards.
(c)	Tax fees include fees billed in each of the respective years presented for tax services rendered for tax return preparation, tax compliance and tax advice.
(d)	All other fees include fees billed in each of the respective years presented for user licenses for access to a technical reference library.

        The Audit Committee has determined that CIT will not retain PwC for any professional services without the prior approval of the Audit Committee, except that the Audit Committee has delegated to the Audit Committee Chairman the authority to authorize management to retain PwC for professional services in which the aggregate fees are expected to be less than $200,000 in any year. In general, CIT does not retain PwC to provide information systems, tax consulting, or other consulting services. The Audit Committee has determined that the professional services provided by PwC as described above are compatible with the independent auditor maintaining its independence. The Audit Committee gave prior approval to all audit and non-audit professional services provided by PwC in 2007.

        The Board of Directors recommends a vote “For” the ratification of PricewaterhouseCoopers LLP as CIT’s independent auditors for 2008.

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PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT OF THE
CIT GROUP INC. LONG-TERM INCENTIVE PLAN

        On February 28, 2008, the Board of Directors unanimously approved, subject to stockholder approval, the following amendments to the CIT Group Inc. Long-Term Incentive Plan (the “LTIP”):

•	an increase in the number of shares of CIT common stock available for awards under the LTIP Plan from 7,500,000 to 15,900,000;
•	a deletion of the special limit with respect to the number of shares of CIT common stock that may be subject to restricted stock, restricted stock units, performance stock, performance units and other awards payable in shares of CIT common stock under the LTIP;
•	an inclusion of a separate share counting rule that provides that, for each share of CIT common stock issued in respect of awards of restricted stock, restricted stock units, performance stock, performance units and other awards payable in shares of CIT common stock under the LTIP, which are granted on or after the date of the Annual Meeting, the maximum aggregate number of shares of CIT common stock that may be issued under the LTIP will reduce by 1.94 shares; and
•	a revised repricing provision, which indicates that “repricing” includes the cancellation of outstanding options or stock appreciation rights in exchange for cash or other awards granted under the LTIP. The repricing provision will not apply if (x) stockholder approval is obtained or (y) such reduction or cancellation is in connection with a corporate transaction involving CIT.

        The LTIP, which was originally approved by CIT’s stockholders in May 2006, was established for two reasons. First, the LTIP helps promote the long-term success of CIT by providing eligible individuals with opportunities to obtain a proprietary interest in CIT through the grant of equity-based awards. These awards will provide participants with incentives to contribute to CIT’s long-term growth and profitability. Second, the LTIP assists CIT in attracting, retaining, and motivating highly qualified individuals who are in a position to make significant contributions to CIT.

        The following is a summary of the principal provisions of the LTIP, as amended, but is not intended to be a complete description of all its terms and provisions. This description is qualified by reference to the plan document, a copy of which is attached to this proxy statement as Annex A.

        The affirmative vote of a majority of the votes present, in person or by proxy and properly cast at the 2008 Annual Meeting, is required to approve these amendments to the LTIP. On March 14, 2008, the closing market price of the CIT common stock on the NYSE was $15.23.

Administration

        The LTIP is generally administered by the Compensation Committee. The Compensation Committee has full authority to construe and interpret the LTIP subject to the plan’s terms and conditions, including the authority to determine who will be granted awards, the terms and conditions of awards, and the number of shares subject to, or the cash amount payable with respect to, an award.

Eligibility

        The Compensation Committee has the authority under the LTIP to select the individuals who will be granted awards from among the officers, employees, directors, non-employee directors, consultants, advisors, and independent contractors of CIT or any parent or subsidiary of CIT. The Compensation Committee also may delegate its authority to grant awards (other than to executive officers) to appropriate officers of CIT.

Number of Shares Available for Issuance

        If this Proposal Number 3 is adopted, the maximum aggregate number of shares of CIT common stock that may be issued under the LTIP will be 15,900,000, plus any shares that are available for issuance under the Prior Plan (as defined in Annex A) or that become available for issuance upon cancellation or expiration of awards granted under the Prior Plan without having been exercised or settled. Shares issued under the LTIP may be authorized and unissued shares or may be issued shares that have been reacquired by CIT.

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        The number of shares of CIT common stock remaining available for issuance will be reduced by the number of shares subject to outstanding awards under the LTIP and, for awards that are not denominated by shares of CIT common stock, by the number of shares actually delivered upon settlement or payment of the award. If this Proposal Number 3 is adopted, then for each share of CIT common stock issued in respect of awards of restricted stock, restricted stock units, performance stock, performance units and other awards payable in shares of CIT common stock under the LTIP that are granted on or after the date of the 2008 Annual Meeting, the maximum aggregate number of shares of CIT common stock that may be issued under the LTIP will be reduced by 1.94 shares.

        Shares covered by awards granted under the LTIP that are forfeited or cancelled or otherwise expire without having been exercised or settled generally will become available for issuance pursuant to a new award. In addition, if an award is settled through the payment of cash or other non-share consideration, the shares subject to the award will become available for issuance pursuant to a new award. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations and exercised shares covered by a stock-settled stock appreciation right will not be available for issuance pursuant to a new award.

Types of Awards; Limits

        The Compensation Committee may grant the following types of awards under the LTIP: options; restricted stock; restricted stock units; stock appreciation rights; performance stock; performance units; and other awards based on, or related to, shares of CIT common stock. However, the LTIP contains various limits with respect to the types of awards. If this Proposal Number 3 is adopted, the limits will be as follows:

•	the maximum number of shares that may be issued pursuant to options and stock appreciation rights granted to any eligible individual in any calendar year is 3,000,000 shares; and
•	the maximum amount of restricted stock, restricted stock units, performance stock and performance stock units that may be awarded to any eligible individual in any calendar year is ten million dollars ($10,000,000) measured as of the date of grant (with respect to awards denominated in cash) and 400,000 shares measured as of the date of grant (with respect to awards denominated in shares).

Stock Options

        A stock option is the right to acquire shares of CIT common stock at a fixed exercise price for a fixed period of time (generally up to seven years). The exercise price is set by the Compensation Committee but cannot be less than 100% of the fair market value of CIT common stock on the date of grant. The only exception is for options granted in substitution for options held by employees of companies that CIT acquires. In that case, the exercise price generally preserves the economic value of the options granted to the acquired employee by the acquired company. The term of a stock option may not exceed seven years.

        The Compensation Committee may grant either incentive stock options or nonqualified stock options. As described in detail below, incentive stock options entitle the participant, but not CIT, to preferential tax treatment. The Compensation Committee determines the rules and procedures for exercising options. The exercise price may be paid in cash, shares, a combination of cash and shares, through net settlement (meaning CIT withholds shares otherwise issuable upon exercise to pay the exercise price), or by any other means authorized by the Compensation Committee, including cashless exercise, a procedure whereby vested shares covered by the option are sold by a broker and a portion of the sale proceeds are delivered to CIT to pay the exercise price.

Stock Appreciation Rights

        Stock appreciation rights are awards that entitle the participant to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the number of shares for which the stock appreciation right is exercised over the grant price. The grant price is set by the Compensation Committee, but cannot be less than 100% of the fair market value of CIT common stock on the date of grant. The only exception is for stock appreciation rights granted in substitution for stock appreciation rights held by employees of companies that CIT acquires. In that case, the exercise price generally preserves the economic value of the stock appreciation rights granted to the acquired employee by the acquired company. Payment to the participant on exercise may be made in cash or shares, as determined by the Compensation Committee. If the Compensation Committee determines at the time of

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grant that a stock appreciation right may be settled only in shares, the term may not exceed seven years. The Compensation Committee may grant stock appreciation rights in tandem with an option.

Restricted Stock

        Restricted stock awards are shares of CIT common stock that are subject to cancellation, restrictions, and vesting conditions, as determined by the Compensation Committee. The shares may be either granted or sold to the participant.

Restricted Stock Units

        Restricted stock units entitle a participant to receive one or more shares of CIT common stock in the future upon satisfaction of vesting conditions determined by the Compensation Committee. The Compensation Committee determines whether restricted stock units will be settled through the delivery of shares, cash of equivalent value, or a combination of shares and cash.

Performance Stock and Performance Units

        Performance stock and performance unit awards entitle a participant to receive a target number of shares if specified performance targets are achieved during a specified performance period. The Compensation Committee sets the performance targets and performance period at the date of grant. When the Compensation Committee determines the performance targets have been satisfied, performance stock and performance units are settled through the delivery of shares of CIT common stock, cash of equivalent value, or a combination of cash and shares.

Other Awards

        The Compensation Committee also may grant other forms of awards that generally are based on the value of shares of CIT common stock. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, may provide for the future delivery of shares to the participant, or may provide for a combination of cash payments and future delivery of shares.

Section 162(m) Performance-Based Awards

        The Compensation Committee may determine whether any award is a “performance-based” award for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “U.S. tax code.” Any awards designated to be “performance-based compensation” will be conditioned on the achievement of one or more specified performance goals established by the Compensation Committee at the date of grant. The performance goals will be comprised of specified levels of one or more of the following performance criteria, as the Compensation Committee deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; growth in managed assets; operating earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; operating margin; total stockholder return or stock price appreciation; EBITDA (as defined in Annex A); adjusted EBITDA; revenue; or revenue before deferral, in each case determined in accordance with generally accepted accounting principles consistently applied on a business unit, subsidiary or consolidated basis or any combination thereof.

        The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit. Performance goals may be measured on an absolute or cumulative basis, or on the basis of percentage of improvement over time. Further, performance goals may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit), or measured relative to selected peer companies or a market index.

        The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)). Each participant will be assigned a target number of shares of CIT common stock or cash value payable if target performance goals are achieved. The Compensation Committee will certify the attainment of the performance goals at the end of the applicable performance period. If a participant’s performance exceeds such participant’s target performance goals, the number of shares of CIT common stock or the cash value payable under the performance-based award may be greater than the target number, but in no event can the amounts exceed the award limits described above. In addition,

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unless otherwise provided in an award agreement, the Compensation Committee may reduce the number of shares or cash value payable with respect to a performance-based award even if the performance objectives are satisfied.

Amendment and Termination; Term

        Generally, the Board may terminate, amend, modify, or suspend the LTIP at any time. CIT will obtain stockholder approval of any termination, amendment, modification, or suspension if required by applicable law or NYSE rule. Subject to limited exceptions, no termination, amendment, modification, or suspension may materially impair the rights of a participant with respect to an outstanding award without the participant’s consent. Unless terminated earlier, the LTIP will expire in 2016, on the tenth anniversary of the effective date, and no additional awards may be granted after this date.

Change of Control

        In the event of a Change of Control (as defined in Annex A) of CIT, the Compensation Committee may take steps it considers appropriate, including accelerating vesting, modifying an award to reflect the Change of Control, or providing that outstanding awards will be assumed, or substituted for, by the surviving corporation or permitting or requiring participants to surrender options and stock appreciation rights in exchange for a cash payout equal to the difference between the highest price paid in the Change of Control and the exercise price. Generally, unless the Compensation Committee determines otherwise at the time of grant, the default treatment of outstanding awards upon a Change of Control is as follows:

•	options and stock appreciation rights immediately vest in full and remain exercisable until the second anniversary of the participant’s termination of employment or, if earlier, the expiration of the award’s initial term;
•	restrictions imposed on restricted stock and restricted stock units immediately lapse;
•	the performance targets with respect to performance units, performance stock, or other awards that vest upon satisfaction of performance objectives shall be deemed attained at target levels; and
•	the vesting of all other awards that are specified with respect to shares shall be accelerated.

        Under the LTIP, the following events generally result in a Change of Control:

•	one individual or entity acquires at least 35% of the voting power of CIT (the Prior Plan requires that one individual or entity acquire more than 50% of the voting power of CIT);
•	a majority of CIT directors are replaced by directors not approved by the Board;
•	there is a merger or consolidation of CIT that results in new stockholders having at least 50% of the voting power of CIT;
•	there is a sale of all or substantially all of CIT’s assets; or
•	CIT stockholders approve a plan of liquidation or dissolution.

Other Provisions

        Dividends and Dividend Equivalents. The Compensation Committee may provide participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding award. Any such dividends or interest may either be paid currently or may be deemed to have been reinvested in shares, and may be settled in shares, cash, or a combination of cash and shares. No dividends or dividend equivalents will be paid with respect to options or stock appreciation rights.

        Participant’s Stockholder Rights. A participant will have no rights as a stockholder with respect to shares covered by an award (including voting rights) until the date the participant or his nominee becomes the holder of record of such shares. Generally, no adjustment will be made for dividends or other rights for which the record date is prior to such date.

        Deferrals. The Compensation Committee may permit participants to defer the payment or settlement of an award to one or more dates selected by the participant.

        Repricing of Options and Stock Appreciation Rights. Options and stock appreciation rights may not be repriced. If this Proposal Number 3 is adopted, then for these purposes, to reprice an award means (i) to reduce the exercise or grant price, (ii) to cancel outstanding options or stock appreciation rights in exchange for cash or other awards or (iii) to grant a new award with a lower exercise or grant price in exchange for the cancellation of the original award. This provision will not apply if (x) stockholder approval is obtained or (y) such

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reduction, cancellation or grant is in connection with a corporate transaction involving CIT.

        Adjustments or Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividends, recapitalization, liquidation, merger or other corporate event affecting the shares of CIT common stock, the aggregate number of shares of available for issuance under the LTIP, the various LTIP limits, and the number of shares subject to, and exercise or grant price of, outstanding awards will be appropriately adjusted by the Compensation Committee.

        Limited Transferability. Generally, an award may only be transferred upon the participant’s death to a designated beneficiary or in accordance with the participant’s will or the laws of descent or distribution, and, except for incentive stock options, pursuant to a domestic relations order. The Compensation Committee also may permit limited transferability, generally to a participant’s family member, a trust for the benefit of a family member, or a charitable organization.

New Plan Benefits

        The number of options and other awards that an individual may receive under the LTIP is in the discretion of the Compensation Committee and therefore cannot be determined in advance. Provided below is a summary of the awards granted in 2007 under the LTIP to our named executive officers; current executive officers; current non-employee directors; and all other employees.

CIT GROUP INC. LONG-TERM INCENTIVE PLAN

Name and Position	Award Type	Dollar Value ($)	Number of Units
Jeffrey M. Peek	Stock Options	$ 3,976,930	238,237
	Performance Shares	$ 6,054,021	107,075

Joseph M. Leone	Stock Options	$ 1,320,396	79,098
	Performance Shares	$ 2,010,054	35,551

Thomas B. Hallman	Stock Options	$ 1,379,506	82,639
	Performance Shares	$ 2,100,009	37,142

Lawrence A. Marsiello	Stock Options	$ 1,241,555	74,375
	Performance Shares	$ 1,890,019	33,428

Walter J. Owens	Stock Options	$ 857,279	51,355
	Performance Shares	$ 1,305,056	23,082

Non-NEO Executive Officers as a Group	Stock Options	$ 1,140,820	78,156
	Performance Shares	$ 2,892,078	51,151

Non-Employee Director Group	Stock Options	$ 472,964	29,024
	Restricted Stock	$ 278,059	17,712

Non-Executive Officer Employee Group	Stock Options	$13,647,335	1,125,633
	Performance Shares	$30,913,415	546,753
	Restricted Stock	$ 425,011	7,517

U.S. Federal Income Tax Consequences

        Nonqualified Stock Options and Stock Appreciation Rights. A participant will not recognize taxable income upon the grant of a nonqualified stock option or stock appreciation right. Upon exercise, the participant will recognize ordinary income equal to the amount the fair market value of the shares on the exercise date exceeds the exercise or grant price. Upon subsequent sale of the acquired shares, any additional gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year.

        Incentive Stock Options. A participant will not recognize taxable income when an incentive stock option is granted or exercised. However, the excess of the fair market value of the covered shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax

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purposes. If the participant exercises the option and holds the acquired shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss. If the participant sells the acquired shares before the end of the two-year and one-year holding periods, he or she generally will recognize ordinary income at the time of sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain will be capital gain, long-term if the shares have been held for more than one year.

        Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units. A participant will not recognize taxable income upon the grant of restricted stock, restricted stock units, performance stock, or performance stock units. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the shares (or cash) received minus any amounts the participant paid. Any subsequent gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year. For restricted stock only, the participant may instead elect to be taxed at the time of grant. If the participant makes such an election, the one year long-term capital gains holding period begins on the date of grant.

        Tax Effect for CIT. CIT generally will receive a deduction for any ordinary income recognized by a participant with respect to an award. However, special rules limit the deductibility of compensation paid to named executive officers. Under Section 162(m) of the Code, the annual compensation paid to named executive officers may not be deductible to the extent it exceeds $1,000,000. However, CIT may preserve the deductibility of compensation over $1,000,000 if certain conditions are met. These conditions include stockholder approval of the LTIP, setting limits on the number of shares that may be issued pursuant to awards, and, for awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award will be paid or vest. As described above, the LTIP has been designed to permit the Compensation Committee to grant awards that qualify as “performance-based compensation” for purposes of Section 162(m) and to exclude these awards from the $1,000,000 calculation.

        The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel. The foregoing is intended to be a general discussion and does not cover all aspects of an individual’s unique tax situation, such as the tax consequences of deferred compensation or state and local taxes.

        The Board of Directors recommends a vote “For” amending the CIT Group Inc. Long-Term Incentive Plan, including the increase in the number of shares available under the LTIP.

        The affirmative vote of a majority of the votes present, in person or by proxy, and properly cast at the Annual Meeting is required to approve the amendment of the LTIP.

OTHER BUSINESS

        CIT’s management does not intend to bring any business before the 2008 Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matters properly come before the 2008 Annual Meeting, it is intended that the persons named in the proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority of the persons named in the proxy extends to matters which the Board does not know are to be presented at the meeting by others and any proposals of stockholders that were submitted after the deadline.

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2009 ANNUAL MEETING

        Stockholder proposals to be included in the proxy statement for CIT’s next annual meeting must be received by the Secretary of CIT not later than November 26, 2008.

        Also, under CIT’s By-Laws, nominations for director or other business proposals to be addressed at the meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of CIT not later than the close of business on February 5, 2009 and not earlier than January 6, 2009. The notice must contain the information required by CIT’s By-Laws.

        These advance notice provisions are in addition to, and separate from, the requirements which a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

        Copies of CIT’s By-Laws may be obtained from the Secretary.

By Order of the Board of Directors Robert J. Ingato Executive Vice President General Counsel and Secretary March 25, 2008

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ANNEX A

CIT GROUP INC.
LONG-TERM INCENTIVE PLAN

1. Purposes of the Plan

        The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

        Upon the Effective Date, no further Awards will be granted under the Prior Plan.

2. Definitions and Rules of Construction

        (a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Affiliate” means any Parent or Subsidiary and any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Award” means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Unit or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Change of Control” means:

(i) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) There is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

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(iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Document unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act and the applicable rules of the NYSE; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class of share or other securities as may be applicable under Section 13 of the Plan.

“Company” means CIT Group Inc., a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Effective Date” means the date on which the Plan is adopted by the Board.

“Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing selling price of a share of Common Stock on the trading day immediately preceding the date on which such valuation is made as reported on the composite tape for securities listed on the NYSE, or such national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on the NYSE or such other national securities exchange as may be designated by the Committee but is quoted on an automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“NYSE” means the New York Stock Exchange.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

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“Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Stock” means a Target Number of Shares granted pursuant to Section 10(a) of the Plan.

“Performance Target” means the performance measures established by the Committee, from among the performance criteria provided in Section 6(g), and set forth in the applicable Award Document.

“Performance Unit” means a right to receive a Target Number of Shares or cash in the future granted pursuant to Section 10(b) of the Plan.

“Permitted Transferees” means (i) a Participant’s family member, (ii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) one or more entities which are beneficially owned in whole or in part by one or more such family members, or (iv) a charitable or not-for-profit organization.

“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

“Plan” means this CIT Group Inc. Long-Term Incentive Plan, as amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

“Prior Plan” means the CIT Group Inc. Long-Term Equity Compensation Plan, as amended from time to time.

“Restricted Stock” means one or more Shares granted or sold pursuant to Section 8(a) of the Plan.

“Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 8(b) of the Plan.

“Shares” means shares of Common Stock, as may be adjusted pursuant to Section 13(b).

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the stockholders of such company or other entity.

“Target Number” means the target number of Shares or cash value established by the Committee and set forth in the applicable Award Document.

        (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

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3. Administration

        (a) Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i) select the Participants from the Eligible Individuals;

(ii) grant Awards in accordance with the Plan;

(iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

(iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or, subject to Section 6(d), a Change of Control of the Company;

(v) subject to Sections 16 and 17(e) of the Plan, amend the terms and conditions of an Award after the granting thereof;

(vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vii) construe and interpret any Award Document delivered under the Plan;

(viii) make factual determinations in connection with the administration or interpretation of the Plan;

(ix) adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

(x) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;

(xi) vary the terms of Awards to take account of tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants;

(xii) correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan; and

(xiii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

        (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

        (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

        (d) Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 16 of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

        (e) Liability of Committee. Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no

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member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

        (f) Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4. Eligibility

        (a) Eligible Individuals. Awards may be granted to officers, employees, directors, Non-Employee Directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest; provided, however, that only employees of the Company or a Parent or Subsidiary may be granted Incentive Stock Options. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed”include the engagement of Participants who are consultants, advisors and independent contractors of the Company or its Subsidiaries and the service of Participants who are Non-Employee Directors, except for purposes of determining eligibility to be granted Incentive Stock Options.

        (b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5. Shares Subject to the Plan

        (a) Plan Limit. Subject to adjustment in accordance with Section 13 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be fifteen million nine hundred thousand (15,900,000) plus any Shares that are available for issuance under the Prior Plan or that become available for issuance upon cancellation or expiration of awards granted under the Prior Plan without having been exercised or settled. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options.

        (b) Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award; provided, however, that, notwithstanding the above, the number of Shares available for issuance under the Plan shall be reduced by 1.94 Shares for every one Share issued in respect of an award of (i) Restricted Stock, (ii) Restricted Stock Units, (iii) Performance Stock, (iv) Performance Units or (v) Other Awards, which, in each case, are granted under the Plan on or after the date of the 2008 Annual Meeting of the Company’s stockholders. For purposes of determining the number of Shares that remain available for issuance under the Plan, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right to the extent exercised, will not be added back to the Plan Limit. In addition, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that is settled through issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation.

        (c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 13 of the Plan, the following special limits shall apply to Shares available for Awards under the Plan:

(i) the maximum number of Shares that may be issued pursuant to Options and Stock

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Appreciation Rights granted to any Eligible Individual in any calendar year shall equal three million (3,000,000) Shares; and

(ii) the maximum amount of Awards (other than those Awards set forth in Section 5(c)(i)) that may be awarded to any Eligible Individual in any calendar year is ten million dollars ($10,000,000) measured as of the date of grant (with respect to Awards denominated in cash) or four-hundred thousand (400,000) Shares measured as of the date of grant (with respect to Awards denominated in Shares).

        (d) Any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to Section 5(c).

6. Awards in General

        (a) Types of Awards. Awards under the Plan may consist of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

        (b) Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which Award Document shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

        (c) Termination of Employment. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

        (d) Change of Control. (i) The Committee shall have full authority to determine the effect, if any, of a Change of Control of the Company or any Subsidiary on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Subject to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change of Control, take such actions as it may consider appropriate, including, without limitation: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (B) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; (C) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control; or (D) permit or require Participants to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment equal to the difference between the highest price paid for a Share in the Change of Control transaction and the Exercise Price of the Award. In addition, except as otherwise specified in an Award Document (or a Participant’s written employment agreement with the Company or any Subsidiary):

(1) any and all Options and Stock Appreciation Rights outstanding as of the effective date of the Change of Control shall become immediately exercisable, and shall remain exercisable until the earlier of the expiration of their initial term or the second (2nd) anniversary of the Participant’s termination of employment with the Company;

(2) any restrictions imposed on Restricted Stock and Restricted Stock Units outstanding as of the effective date of the Change of Control shall lapse;

(3) the Performance Targets with respect to all Performance Units, Performance Stock and other

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performance-based Awards granted pursuant to Sections 6(g) or 10 outstanding as of the effective date of the Change of Control shall be deemed to have been attained at the specified target level of performance; and

(4) the vesting of all Awards denominated in Shares outstanding as of the effective date of the Change in Control shall be accelerated.

        (ii) Subject to applicable laws, rules and regulations, the Committee may provide, in an Award Document or subsequent to the grant of an Award for the accelerated vesting, exercisability and/or the deemed attainment of a Performance Target with respect to an Award upon specified events similar to a Change of Control.

        (iii) Notwithstanding any other provision of the Plan or any Award Document, the provisions of this Section 6(d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section 16, the Board, upon recommendation of the Committee, may terminate, amend or modify this Section 6(d) at any time and from time to time prior to a Change of Control.

        (e) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.

        (f) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13.

        (g) Performance-Based Awards. (i) The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets will be comprised of specified levels of one or more of the following performance criteria as the Committee deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; operating earnings; return on investment; earned value added expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; growth in managed assets; operating margin; total stockholder return or stock price appreciation; EBITDA; adjusted EBITDA; revenue; revenue before deferral, in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. In addition, for Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Targets based on other criteria as it deems appropriate.

        (ii) The Participants will be designated, and the applicable Performance Targets will be established, by the Committee within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Each Participant will be assigned a Target Number payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. The Committee may determine, at the time of Award

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grant, that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Number, but in no event may such payment exceed the limits set forth in Section 5(c). The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Targets.

        (h) Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.

        (i) Repricing of Options and Stock Appreciation Rights. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares), the terms of outstanding Awards may not be amended, without stockholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.

7. Terms and Conditions of Options

        (a) General. The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

        (b) Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. In no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value.

        (c) Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the seventh (7th) anniversary of the date of grant of such Option.

        (d) Exercise; Payment of Exercise Price. Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.

        (e) Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value

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on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

8. Terms and Conditions of Restricted Stock and Restricted Stock Units

        (a) Restricted Stock. The Committee, in its discretion, may grant or sell Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

        (b) Restricted Stock Units. The Committee, in its discretion, may grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the Restricted Stock Units shall become Shares owned by the applicable Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

9. Stock Appreciation Rights

        (a) General. The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Rights shall be in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed seven (7) years.

        (b) Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

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10. Terms and Conditions of Performance Stock and Performance Units

        (a) Performance Stock. The Committee may grant Performance Stock to Eligible Individuals. An Award of Performance Stock shall consist of a Target Number of Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.

        (b) Performance Units. The Committee, in its discretion, may grant Performance Units to Eligible Individuals. A Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document, a Target Number of Shares or cash based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Committee, Performance Units shall be settled through the delivery of Shares or cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the underlying Shares as of the last day of the applicable Performance Period.

11. Other Awards

        The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.

12. Certain Restrictions

        (a) Transfers. No Award shall be transferable other than pursuant to a beneficiary designation under Section 12(c), by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

        (b) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

        (c) Beneficiary Designation. The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit shall be determined under the Company’s Group Life Insurance Plan. A Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company’s Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation under the Company’s Group Life Insurance Plan or otherwise, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the Participant’s estate.

13. Recapitalization or Reorganization

        (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of

A-10

all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock spit, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted in the manner deemed necessary by the Committee (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants. Such adjustments shall be made by the Committee. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.”

14. Term of the Plan

        Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

15. Effective Date

        The Plan shall become effective on the Effective Date, subject to approval by the stockholders of the Company.

16. Amendment and Termination

        Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of NYSE and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.

17. Miscellaneous

        (a) Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

        (b) No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or

A-11

any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

        (c) Securities Law Restrictions. An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (d) Section 162(m) of the Code. The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

        (e) Section 409A of the Code. Notwithstanding any contrary provision in the Plan or an Award Document, if any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

        (f) Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

        (g) Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

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        (h) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

        (i) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated, to authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

        (j) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        (k) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

        (l) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

        (m) Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

        (n) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

        (o) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

        (p) Arbitration. Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant on the one hand, and the Company on the other, shall be submitted to arbitration in the State of New Jersey under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that any such submission by the Participant must be made within one (1) year of the date of the events giving rise to such dispute, controversy or claim. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator’s award in any court having jurisdiction. The expenses of such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal expenses unless the Participant is the prevailing party, in which case the Company shall promptly pay or reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such contest or dispute (excluding any fees payable pursuant to a contingency fee arrangement).

        (q) Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CIT Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CIT Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CITGR1

CIT GROUP INC.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote On Directors

1. To elect 11 directors to serve for one year or until the next annual meeting of stockholders;

The II directors are:		For	Against	Abstain
Nominees:
1a.	Gary C. Butler	|_|	|_|	|_|
1b.	William M. Freeman	|_|	|_|	|_|
1c.	Susan M. Lyne	|_|	|_|	|_|
1d.	James S. McDonald	|_|	|_|	|_|
1e.	Marianne Miller Parrs	|_|	|_|	|_|
1f.	Jeffrey M. Peek	|_|	|_|	|_|
1g.	Timothy M. Ring	|_|	|_|	|_|
1h.	Vice Admiral John R. Ryan	|_|	|_|	|_|
1i.	Seymour Sternberg	|_|	|_|	|_|
1j.	Peter J. Tobin	|_|	|_|	|_|
1k.	Lois M. Van Deusen	|_|	|_|	|_|

Vote On Proposals
2.	To ratify the appointment of PricewaterhouseCoopers LLP as CIT's independent auditors for 2008; and	|_|	|_|	|_|
3.	To approve amending the Long-Term Incentive Plan, including an increase in the number of shares available thereunder.	|_|	|_|	|_|

	Yes	No
Please indicate if you plan to attend this meeting	|_|	|_|

Signature [PLEASE SIGN ON LINE]	Date	Signature [Joint Owners]	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CIT GROUP INC.

Proxy solicited by the Board of Directors for use at the Annual Meeting of Stockholders of CIT Group Inc. on May 6, 2008

     The undersigned stockholder appoints each of Eric S. Mandelbaum and James P. Shanahan, attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of CIT Group Inc. that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof. The shares represented by this Proxy will be voted as instructed by you and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

(Continued, and to be signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on 5/6/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement and Annual Report

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If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 4/22/08.

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CIT GROUP INC.

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Meeting Type:	ANNUAL	Meeting Location:	CIT Group Inc.
Meeting Date:	5/6/08		One CIT Drive
Meeting Time:	11:00 A.M. EDT		Livingston, NJ 07039
For holders as of: 3/10/08

Voting items

1.	To elect 11 directors to serve for one year or until the next annual meeting of stockholders;

The II directors are:
Nominees:
01) Gary C. Butler
02) William M. Freeman
03) Susan M. Lyne
04) James S. McDonald
05) Marianne Miller Parrs
06) Jeffrey M. Peek
07) Timothy M. Ring
08) Vice Admiral John R. Ryan
09) Seymour Sternberg
10) Peter J. Tobin
11) Lois M. Van Deusen

2.	To ratify the appointment of PricewaterhouseCoopers LLP as CIT's independent auditors for 2008; and

3.	To approve amending the Long-Term Incentive Plan, including an increase in the number of shares available thereunder.

Voting Instructions